                                                                       Exhibit 2.2

THIS PLAN DESCRIBES VARIOUS TRANSACTIONS CONTEMPLATED UNDER THE SECURITIES
PURCHASE AGREEMENT AND DESCRIBES CERTAIN OTHER DOCUMENTS AND FINANCIAL
INFORMATION, BUT IS NOT A SUBSTITUTE FOR THE TERMS OF THE SECURITIES PURCHASE
AGREEMENT OR SUCH OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE TERMS OF THE
PLAN SHALL GOVERN IN CASE OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS
DISCLOSURE STATEMENT. THE TERMS OF THE SECURITIES PURCHASE AGREEMENT AND OTHER
EXHIBITS TO THE PLAN SHALL GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THEM
AND THE PLAN.

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------
                                            )
In re:                                      )   Chapter 11
                                            )
         PINNACLE TOWERS III INC., et al.,  )   Case Nos. 02-12477 and 02-12482
                                            )   through 02-12484
                                            )
                  Debtors.                  )   Jointly Administered
                                            )   Hon. Burton R. Lifland
                                            )
--------------------------------------------

                                  FIRST AMENDED
                         JOINT PLAN OF REORGANIZATION OF
                  PINNACLE HOLDINGS INC., PINNACLE TOWERS INC.,
              PINNACLE TOWERS III INC. AND PINNACLE SAN ANTONIO LLC

                                   Sandra E. Mayerson, Esq. (SM-8119)
                                   Barbra R. Parlin, Esq. (BP-4914)
                                   Holland & Knight llp
                                   195 Broadway, 24th Floor
                                   New York, New York 10007
                                   Telephone: (212) 513-3200
                                   Facsimile: (212) 385-9010
                                   Email:     smayerson@hklaw.com
                                              brparlin@hklaw.com

                                   Attorneys for Pinnacle Towers III, Inc.,
                                   Pinnacle Holdings Inc., Pinnacle Towers Inc.,
                                   and Pinnacle San Antonio LLC,
                                   Debtors and Debtors-in-Possession

Dated: New York, New York
       June 27, 2002

ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND

          1.  Administrative Claims, including Claims of the DIP Lenders pursuant to the DIP Facility and the Designated
              Post-Petition Lenders pursuant to the Designated
              Post-Petition Loans.......................................      18

          2.  Professional Fee Claims...................................      18

   C.    Classification of Claims Against All Debtors (not entitled to
         vote on the Plan)..............................................      18

          1.  Class 1:  Secured Claims Pursuant to the Credit Agreement.      18

   D.    Classification of Claims Against and Interests in PHI..........      18

          1.  Unimpaired Classes of Claims Against PHI (deemed to have
              accepted the Plan and, therefore, not entitled to vote)...      18

          2.  Impaired Classes Of Claims Against And Interests In PHI
              (entitled to vote on the Plan)............................      19

                                       i

   E.    Classification of Claims Against and Interests in PTI..........      19

          1.  Unimpaired Classes Of Claims Against PTI (deemed to have
              accepted the Plan and, therefore, not entitled to vote)...      19

          2.  Unimpaired Class Of Interests In PTI (deemed to have
              accepted the Plan and, therefore, not entitled to vote)...      20

   F.    Classification of Claims Against and Interests in PT-III.......      20

          1.  Unimpaired Classes Of Claims Against And Interests In
              PT-III (deemed to have accepted the Plan and, therefore,
              not entitled to vote).....................................      20

   G.    Classification of Claims Against and Interests in PSA..........      21

          1.  Unimpaired Classes Of Claims Against And Interests In PSA
              (deemed to have accepted the Plan and, therefore, not

          3.  Administrative Claims Other Than the DIP Facility and
              Designated Post-Petition Loans............................      22

          4.  Professional Fee Claims...................................      23

   B.    Unimpaired Claims Against All Debtors (deemed to have accepted
         the plan and, therefore, not entitled to vote).................      23

          1.  Class 1:  Secured Claims Pursuant to the Credit Agreement
              (Estimated Recovery:  100%)...............................      23

   C.    Unimpaired Classes Of Claims Against PHI (deemed to have
         accepted the plan and, therefore, not entitled to vote)........      23

          1.  Class PHI-1:  Other Secured Claims (Estimated Recovery:
              100%).....................................................      23

          2.  Class PHI-2:  Other Priority Claims (Estimated Recovery:
              100%).....................................................      24

          3.  Class PHI-3:  Priority Tax Claims (Estimated Recovery:
              100%).....................................................      24

          4.  Class PHI-4:  General Unsecured Claims Against PHI Other
              Than Rejection Damages Claims (Estimated Recovery: 100%)..      24

          5.  Class PHI-R:  Rejection Damages Claims Against PHI
              (Estimated Recovery: 100%)................................      25

          6.  Class PHI-5:  Intercompany Claims (Estimated Recovery:
              100%).....................................................      25

                                       ii

   D.    Impaired Classes Of Claims Against And Interests In PHI........      25

          1.  Class PHI-6:  Senior Note Claims (Estimated Recovery: 35%)      25

          2.  Class PHI-7:  Convertible Note Claims (Estimated Recovery:
              Indeterminate)............................................      27

          3.  Class PHI-8:  Equity Securities Interests (Estimated
              Recovery:  Indeterminate).................................      29

   E.    Unimpaired Classes Of Claims Against PTI (deemed to have
         accepted the plan and, therefore, not entitled to vote)........      31

          1.  Class PTI-1:  Secured Seller Note Claims (Estimated
              Recovery 100%)............................................      31

          2.  Class PTI-2:  Other Secured Claims Against PTI (Estimated
              Recovery 100%)............................................      31

          3.  Class PTI-3:  Other Priority Claims Against PTI
              (Estimated Recovery: 100%)................................      32

          4.  Class PTI-4:  Priority Tax Claims (Estimated Recovery:
              100%).....................................................      32

          5.  Class PTI-5:  General Unsecured Claims Against PTI Other
              Than Rejection Damage Claims (Estimated Recovery: 100%)...      32

          6.  Class PTI-6:  Rejection Damage Claims Against PTI
              (Estimated Recovery: 100%)................................      33

          7.  Class PTI-7:  Intercompany Claims (Estimated Recovery:
              100%).....................................................      33

   F.    Unimpaired Class Of Interests In PTI...........................      33

          1.  Class PTI-8: PTI Equity Securities Interests
              (Estimated Recovery: 100%)................................      33

   G.    Unimpaired Classes Of Claims Against And Interests In PT-III
         (deemed to have accepted the Plan and, therefore, not entitled
         to vote).......................................................      34

          1.  Class PT-III-1:  Other Secured Claims Against PT-III
              (Estimated Recovery: 100%)................................      34

          2.  Class PT-III-2:  General Unsecured Claims Against PT-III
              Other Than Rejection Damage Claims (Estimated Recovery:
              100%).....................................................      34

          3.  Class PT-III-3:  Rejection Damage Claims Against PT-III
              (Estimated Recovery: 100%)................................      34

          4.  Class PT-III-4:  All Other PT-III Claims and Interests
              (Estimated Recovery: 100%)................................      35

   H.    Unimpaired Classes Of Claims Against And Interests In PSA
         (deemed to have accepted the Plan and, therefore, not entitled
         to vote).......................................................      35

          1.  Class PSA-1:  Other Secured Claims Against PSA (Estimated
              Recovery: 100%)...........................................      35

                                      iii

          2.  Class PSA-2:  General Unsecured Claims Against PSA Other
              Than Rejection Damage Claims (Estimated Recovery: 100%)...      35

          3.  Class PSA-3:  Rejection Damage Claims Against PSA
              (Estimated Recovery: 100%)................................      36

          4.  Class PSA-4:  All Other PSA Claims and Interests

          4.  Termination of Credit Agreement, DIP Facility and

                                       iv

   E.    Directors And Officers.........................................      44

   F.    Revesting Of Assets............................................      44

   G.    Preservation of Rights of Action; Settlement of Litigation

   I.    Calculation Of Distribution Amounts Of New Common Stock And New

                                       v

ARTICLE XI. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF

   A.    Bar Date For Administrative, Substantial Contribution, And

                                       vi

          4.  Releases by Electing Allowed Class PHI-7 Convertible Note
              Holders and PHI-8 Equity Securities Interest Holders            68

          5.  Releases from Security Holders............................      70

          6.  Certain Releases Contingent on Finalization of Settlement

                                      vii

                                TABLE OF EXHIBITS

Exhibit               Name
-------               ----

   A                  Securities Purchase Agreement and the Exhibits thereto

   B                  Litigation Claims

   C                  Seller Notes

   D                  Memorandum of Understanding

                                      viii

                                  FIRST AMENDED
                         JOINT PLAN OF REORGANIZATION OF
                  PINNACLE HOLDINGS INC., PINNACLE TOWERS INC.,
              PINNACLE TOWERS III INC. AND PINNACLE SAN ANTONIO LLC

                              DATED: JUNE 27, 2002

                                  INTRODUCTION

         PINNACLE HOLDINGS INC. ("PHI"), PINNACLE TOWERS INC. ("PTI"), PINNACLE
TOWERS III, INC. ("PT-III") AND PINNACLE SAN ANTONIO LLC ("PSA"), debtors and debtors-in-possession (collectively, the "Debtors"), hereby propose in good faith pursuant to section 1129(a) of the Bankruptcy Code (as defined herein) the following Plan of Reorganization (the "Plan") for the resolution of creditor claims and interests. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code. The Debtors urge all Holders of
Impaired Claims and/or Interests to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan.

         Subject to the Securities Purchase Agreement (as defined herein) and certain restrictions and requirements set forth in Section 1127 of the
Bankruptcy Code and Rule 3019 of the Bankruptcy Rules, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan, one or more times, as Debtors may deem necessary, prior to its substantial consummation.

                                   ARTICLE I.
                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A.       SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Disclosure
Statement, the Securities Purchase Agreement, the Bankruptcy Code or the
Bankruptcy Rules, shall have the meaning ascribed to it therein. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       DEFINITIONS

         1.1      "ADMINISTRATIVE CLAIM" means a Claim for payment of an
administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors'
Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee
Claims, (c) all fees and charges assessed against the Estates under chapter 23 of title 28, United States Code, to the extent allowed under Sections 330 and
331 of the Bankruptcy Code, (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Court under
Section 546(c)(2)(A) of the Bankruptcy Code, and (e) fees to the United States
Trustee under 28 U.S.C. Section 1930(a)(6).

         1.2      "ADMINISTRATIVE CLAIMS BAR DATE" means the deadline or
deadlines for filing Administrative Claims, including Professional Fee Claims,
Substantial Contribution Claims, and Claims based on the expenses of individual members of the Creditors' Committee, which date shall be the date so denominated in the Confirmation Order.

         1.3      "ALLOWED" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

         1.4      "ALLOWED CLAIM" means a Claim or any portion thereof (a) that has been allowed by a Final Order or is allowed under the Plan; or (b) that either (i) is scheduled in the Debtors' Schedules, other than a Claim that is scheduled as disputed, contingent or unliquidated, or (ii) the proof of which has been timely filed with the Court pursuant to the Bankruptcy Code or any
Final Order of the Court after notice and a hearing, or otherwise deemed timely filed under applicable law, and as to which either (x) no objection to its allowance has been filed within the periods of limitation fixed by the
Bankruptcy Code or by any Final Order of the Court, or (y) any objection to its allowance has been settled, withdrawn or determined by Final Order. A timely filed Proof of Claim shall supersede any scheduled Claim, pursuant to section
521(1) of the Bankruptcy Code; provided, however, that all Reinstated Claims in
Classes PHI-4, PTI-5, PT-III-2 and PSA-2 shall be treated for all purposes as if the Chapter 11 Case was not filed, and the determination of whether any such
Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced; but provided, further, however, that the Court shall retain non-exclusive jurisdiction to adjudicate such Claims as provided in Article XIV of the Plan.

         1.5      "ALLOWED CLASS . . . CLAIM" means an Allowed Claim in the
particular Class described.

         1.6      "ALLOWED CLASS . . . INTEREST" means an Allowed Interest in the particular Class described.

         1.7      "ALLOWED INTEREST" means an interest or such portion thereof:
(a) that has been allowed by a Final Order or is allowed under the Plan; or (b)
that either (i) is scheduled in the Debtors' Schedules, as amended from time to time, other than an Interest that is scheduled as disputed, contingent or unliquidated, or (ii) the proof of which has been timely filed with the Court pursuant to the Bankruptcy Code or any Final Order of the Court after notice and a hearing, or otherwise deemed timely filed under applicable law, and as to which either (x) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Court,
or (y) any objection to its allowance has been settled, withdrawn or determined by Final Order. A timely filed Proof of Interest shall supersede any scheduled interest, pursuant to section 521(1) of the Bankruptcy Code.

         1.8      "ALLOWED PRIORITY CLAIM" means any Allowed Claim entitled to priority of payment under section 507(a) of the Bankruptcy Code.

         1.9      "ALLOWED SECURED CLAIM" means an Allowed Claim against the
Debtor that is a Secured Claim as that term is defined herein.

         1.10     "ALLOWED UNSECURED CLAIM" means an Allowed Claim against the
Debtors which is an Unsecured Claim as that term is defined herein.

         1.11     "AVOIDANCE ACTIONS" means any action which may be brought
pursuant to sections 510, 544, 545, 547, 548, 549 and 550 of the Bankruptcy
Code.

         1.12     "BANKRUPTCY CODE" means title 11 of the United States Code, 11
U.S.C.Sections 101 et seq., as amended from time to time.

         1.13     "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy
Procedure and the Official Bankruptcy Forms, as amended from time to time, and as supplemented by any local rules of procedure adopted by the Court.

         1.14     "BAR DATE(S)" means the date(s), if any, designated by the
Court as the last date for filing proofs of Claim (including Administrative
Claims other than Professional Fee Claims) against or Interests in the Debtors.

         1.15     "BREAK-UP PAYMENT" means the payment, if any, authorized by the Break-Up Payment Order.

         1.16     "BREAK-UP PAYMENT ORDER" means the Final Order approving the
Break-Up Payment, which was entered by the Court on June 18, 2002.

         1.17     "BUSINESS DAY" means any day, excluding Saturdays, Sundays or
"legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

      1.18  "CASE" means the bankruptcy matter styled In re Pinnacle Towers
III Inc., et al., Cases Nos. 02-12477 and 02-12482 through 02-12484 (BRL),
Jointly Administered, pending in the United States Bankruptcy Court for the
Southern District of New York.

      1.19  "CASH" means legal tender of the United States or equivalents thereof.

      1.20 "CASH FUNDING AMOUNT" is the amount for Cash Funding calculated in accordance with Section 2.3 of the Securities Purchase Agreement.

      1.21 "CERTIFICATE OF INCORPORATION AND BY-LAWS OF NEW PINNACLE" means New
Pinnacle's certificate of incorporation and By-Laws in substantially the form of the certificate of incorporation and By-Laws annexed to the Securities Purchase
Agreement as Exhibits B and C thereto.

      1.22  "CHAPTER 11" means chapter 11 of the Bankruptcy Code.

      1.23 "CHAPTER 11 CASE(S)" means, individually, the Chapter 11 case of either of PHI, PTI, PSA or PT-III and, collectively, the Chapter 11 Cases of
PHI, PTI, PSA and PT-III.

      1.24 "CLAIM" means, pursuant to section 101(5) of the Bankruptcy Code, any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, against the Debtors or property of the Debtors, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, secured or unsecured.

      1.25 "CLASS" means one of the categories of holders of Claims or
Interests, as listed in Article II of this Plan.

      1.26  "CLOSING" means the closing of the Securities Purchase Agreement.

      1.27 "CLOSING DATE" means the date on which the Closing of the Securities
Purchase Agreement occurs.

      1.28 "COLLATERAL" means any property or interest in property of a Debtor's
Estate that is subject to a Lien to secure the payment or performance of a
Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

      1.29  "CONFIRMATION" means entry by the Court of the Confirmation
Order.

      1.30 "CONFIRMATION DATE" means the date of entry of the Confirmation Order on the docket of the Court.

      1.31 "CONFIRMATION HEARING" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

      1.32 "CONFIRMATION ORDER" means the order of the Court confirming this
Plan pursuant to section 1129 of the Bankruptcy Code.

      1.33 "CONVERTIBLE NOTE CLAIM" means a Claim of a Convertible Note Holder arising under or as a result of the Convertible Notes.

      1.34 "CONVERTIBLE NOTE CLAIMS WARRANT AMOUNT" means 2% of the amount
(rounded to the nearest whole number) determined by dividing (i) the Required
New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by (ii) $10.00.

      1.35  "CONVERTIBLE NOTE HOLDER" means a Holder of Convertible Notes.

      1.36 "CONVERTIBLE NOTE(S)" means PHI's 51/2% convertible subordinated notes due September 15, 2007, issued and outstanding under the Convertible Notes
Indenture.

      1.37 "CONVERTIBLE NOTES INDENTURE" means the indenture dated as of March
22, 2000, between PHI and The Bank of New York, or its successor, in its capacity as indenture trustee, pursuant to which the Convertible Notes were issued, as such indenture is or has been amended or supplemented from time to time in accordance with the terms thereof.

      1.38 "COURT" means: (a) the United States Bankruptcy Court for the
Southern District of New York, in which the Case is pending; (b) any successor thereof that may be established by any act of Congress relating to bankruptcy;
(c) such other court as may exercise original jurisdiction over this Case; or
(d) any court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

      1.39  "CREDIT AGREEMENT" means the Fifth Amended and Restated Credit
Agreement among:  PTI; the Pre-Petition Agent; Bankers Trust Company, as
Syndication Agent; Bank Boston, N.A., as Documentation Agent; Key Corporate
Capital Inc., Union Bank of California, N.A., and Societe Generale as
Managing Agents; Dresdner Bank AG, New York and Grand Cayman Branches, The
Bank of Nova Scotia, Credit Lyonnais, New York Branch, and Cobank, ACB as
Co-Agent; and the Lenders defined therein, dated September 17, 1999, as amended from time to time, and includes the Term Loan Agreement dated August
31, 1999, between Bank of America Canada, as Lender, and Pinnacle Towers
Canada Inc., as Borrower, in the original principal amount of $16,464,800
(Canadian).

      1.40  "CREDIT FACILITY" means credit extended pursuant to the Credit
Agreement.

      1.41 "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the
Chapter 11 Case.

      1.42 "CURE" means the distribution (within a reasonable period of time following the Effective Date) of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, with respect to the assumption of an executory contract or unexpired lease under Section 365(b) of the Bankruptcy
Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

      1.43 "DB FINANCING" means the new senior financing substantially on the terms set forth in the commitment letter attached to the Securities Purchase
Agreement as Exhibit E thereto.

      1.44  "DEBT SECURITIES" means, collectively, the Senior Notes and the
Convertible Notes.

      1.45 "DEBTOR" and "DEBTORS" means, individually and collectively, PHI,
PTI, PSA and PT-III as debtors and debtors-in-possession under sections 1107 and
1108 of the Bankruptcy Code.

      1.46 "DESIGNATED POST-PETITION LENDERS" means the lenders holding
Designated Post-Petition Loans.

      1.47  "DGCL" shall mean the Delaware General Corporation Law.

      1.48  "DESIGNATED POST-PETITION LOAN" has the meaning ascribed to it in the Financing Orders.

      1.49  "DIP" means debtor or debtors-in-possession.

      1.50 "DIP FACILITY" means the post-petition credit advances (but excluding
Designated Post-Petition Loans), including letter of credit advances, made from and after the Petition Date, and all other amounts due to the DIP Lenders, pursuant to that certain Post-Petition Credit Agreement dated May 22, 2002, among Pinnacle Towers Inc., as Borrower, Bank of America, N.A., as
Administrative Agent and the DIP Lenders party thereto, and the Financing
Orders, as finally approved by order of the Court entered June 11, 2002.

      1.51  "DIP LENDERS" means the lenders under the DIP Facility.

      1.52 "DISALLOWED CLAIM" means a Claim, or any portion thereof, that (a) is
Scheduled at zero or as contingent, unliquidated, or disputed and as to which a
Bar Date has been established but no proof of claim has been filed or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final
Order of the Court or otherwise deemed timely filed under applicable law, (b) is not Scheduled and as to which a Bar Date has been established but no proof of claim has been filed or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order of the Court or otherwise deemed timely filed under applicable law, (c) is the subject of an objection filed by the Debtors with the Court, which objection has not been withdrawn or overruled by a Final Order of the Court, or (d) has been disallowed by a Final
Order.

      1.53 "DISALLOWED INTEREST" means an Interest, or any portion thereof, that is the subject of an objection filed by the Debtors with the Court, which objection has not been withdrawn or overruled by a Final Order of the Court, or has been disallowed by a Final Order.

      1.54 "DISBURSING AGENT" means Reorganized PHI or any party designated by
Reorganized PHI, after consultation with, and the approval of, the Investors, to serve as a disbursing agent under the Plan.

      1.55 "DISCLOSURE STATEMENT" means the written disclosure statement relating to the Plan, as amended, supplemented or modified from time to time, and prepared pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule
3017.

      1.56 "DISPUTED CLAIM" means a claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order. Prior to the
Claims Objection Bar Date, for the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules (if any); (ii) any corresponding
Claim scheduled by the Debtors in their Schedules (if any) has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or
(iii) no corresponding Claim has been scheduled by the Debtors in their
Schedules (if any).

      1.57 "DISTRIBUTION" means any payment, whether of Cash or securities, made to Holders of Allowed Claims and Interests pursuant to this Plan on account of such Claims and Interests.

      1.58 "DISTRIBUTION DATE" means the date, occurring on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date on which the Disbursing Agent is first required to make distributions to Holders of
Allowed Claims and Allowed Interests as provided in Article IX of the Plan.

      1.59 "DISTRIBUTION RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed
Interests, which date shall be the Confirmation Date or such other date designated as such in the Confirmation Order.

      1.60 "DISTRIBUTION RESERVE" means the reserve, if any, established and maintained by the Reorganized Debtors, into which the Reorganized Debtors shall deposit the amount of Cash, New Common Stock, New Warrants, or other property that would have been distributed by the Reorganized Debtors on the Distribution
Date to Holders of (a)

Disputed Claims or Disputed Interests, (b) contingent liquidated Claims, if such
Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (c)
unliquidated Claims, if such Claims had been liquidated on the Distribution
Date, such amount to be estimated by the Court or agreed upon by the Debtors and the Creditors' Committee as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z)
liquidation, pending the occurrence of such estimation or liquidation.

      1.61  "EFFECTIVE DATE" means the date on which the Plan is substantially consummated.

      1.62 "ELECTING NOTEHOLDERS" means those Holders of Allowed Class PHI-6
Senior Note Claims who elect to (a) receive as part of their consideration shares of New Common Stock and (b) elect to become a party to the Investor
Agreement.

      1.63 "ELECTION FORM" means the form by which Holders of Allowed Class
PHI-6 Senior Note Claims elect to receive consideration in shares of New Common
Stock and tender their Senior Notes in exchange for said New Common Stock.

      1.64 "EQUITY CLAIMS WARRANT AMOUNT" means 1% of the amount (rounded to the nearest whole number) determined by dividing (i) the Required New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by (ii) $10.00.

      1.65 "EQUITY SECURITIES" means, collectively, the Old Common Stock, Old
Preferred Stock and Old Stock Options, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in PHI.

      1.66  "EQUITY SECURITIES CLAIM" means a Securities Claim arising from any Equity Security.

      1.67 "EQUITY SECURITIES INTERESTS" means any Interests arising from any
Equity Securities.

      1.68 "ESTATE(S)" means, individually, the estate of PHI, PTI, PSA or
PT-III, and, collectively, the estates of PHI, PTI, PSA and PT-III, created under section 541 of the Bankruptcy Code.

      1.69 "EXECUTORY CONTRACT" means all contracts to which a Debtor is a party or in which a Debtor has an assignable interest and which are executory with the meaning of Section 365 of the Bankruptcy Code.

      1.70  "EXISTING SECURITIES" means, collectively the Equity Securities and the Debt Securities.

      1.71  "EXISTING SECURITIES CLAIM" means a Securities Claim arising from any Existing Security.

      1.72 "EXIT FACILITY" means a $340 million senior secured credit facility to be arranged by the Investors for Reorganized PTI, which will be secured by a first Priority Lien and security interest in substantially all of Reorganized
PTI's assets, as well as guaranteed by secured guarantees of each of PHI and the
Subsidiaries, as amended, supplemented, modified or replaced from time to time.
Subject to the consent of the lenders under the Exit Facility, the Exit Facility may include, in part, loans to special purpose entities formed to hold assets transferred to them by the Reorganized Debtors. At present, it is contemplated that the Exit Facility will be the DB Financing.

      1.73 "FACE AMOUNT" means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of such Claim in any proof of Claim timely filed with the Court or otherwise deemed timely filed by any Final Order of the Court or other applicable bankruptcy law, (ii) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Court under section 502(c) of the Bankruptcy Code, and (iii) when used in reference to an
Allowed Claim, the allowed amount of such Claim.

      1.74 "FINANCING ORDERS" means that certain interim order approving debtor-in-possession financing dated May 22, 2002 and that certain final order approving debtor-in-possession financing dated June 11, 2002.

      1.75 "FINAL ORDER" means an order or judgment of the Court, the operation or effect of which has not been stayed, reversed or amended, and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review of rehearing has expired, and as to which no appeal or petition for review or rehearing, that was timely filed, is pending.

      1.76 "FORTRESS" means Fortress Registered Investment Trust, a Delaware business trust and its affiliates.

      1.77 "GENERAL UNSECURED CLAIM" means an unsecured Claim that is not entitled to priority under section 507 of the Bankruptcy Code, but excluding any
Senior Notes Claim, any Convertible Notes Claim, any Intercompany Claim, or any
Securities Claim.

      1.78  "GREENHILL" means Greenhill Capital Partners, L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages of the Securities Purchase Agreement.

      1.79  "HOLDER" means the Person holding the specified security, Claim or Interest.

      1.80 "IMPAIRED", when used with reference to a Claim or Interest, has the meaning set forth in Section 1124 of the Bankruptcy Code.

      1.81 "INSURER" means Genesis Insurance Company/Genesis Indemnity Insurance
Company, PHI's director and officer liability insurance carrier.

      1.82 "INTERCOMPANY CLAIM" means the Claims between and/or among PHI, PTI,
PSA, PT-III, and any of their affiliates and/or subsidiaries.

      1.83 "INTEREST" means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor.

      1.84 "INVESTOR AGREEMENT" means the agreement, between Reorganized PHI and the Investors in substantially the form of the agreement annexed to the
Securities Purchase Agreement as Exhibit A.

      1.85  "INVESTORS" means, collectively, Fortress and Greenhill.

      1.86 "LEASE REJECTION AMOUNT" means the aggregate amount of rejection damages arising from the rejection of any executory contract pursuant to Article
X of this Plan that the Debtors reject with the concurrence of the Investors.

      1.87 "LENDERS" means the Agent, the Pre-Petition Lenders and the
Designated Post-Petition Lenders, collectively.

      1.88  "LIEN" has the meaning set forth in Section 101(37) of the
Bankruptcy Code.

      1.89 "LITIGATION CLAIM" means any claim, right of action, suit, or proceeding, whether in law or in equity, whether known or unknown, that any
Debtor or its respective Estate may hold against any Person, including, but not limited to the claims, rights of action, suits and proceedings described in
Exhibit B attached hereto, which shall be retained by the Reorganized Debtors pursuant to Article VI.G of this Plan.

      1.90 "MERGER" means the merger of Reorganized PHI with and into New
Pinnacle to occur on the Closing Date with New Pinnacle being the surviving entity and the direct parent corporation of Reorganized PTI.

      1.91 "NEW COMMON STOCK" means initially the shares of common stock of
Reorganized PHI, $.01 par value per share, issued under Article VI.D.1 of the
Plan and, from and after the Merger, all shares of New Pinnacle's Common Stock issued pursuant to the Merger.

      1.92 "NEW EMPLOYEE STOCK OPTIONS" means the options to be issued pursuant to the New Employee Stock Option Plan.

                                       10

      1.93 "NEW EMPLOYEE STOCK OPTION PLAN" means the employee stock option plan pursuant to which the New Employee Stock Options will be issued, substantially in the form of the plan annexed to the Securities Purchase Agreement as Exhibit
F.

      1.94 "NEW EMPLOYEE STOCK OPTION SHARES" means New Common Stock issuable upon the exercise of New Employee Stock Options.

      1.95 "NEW EQUITY INVESTMENT" means the purchase by the Investors of New
Common Stock pursuant to the terms and conditions of the Securities Purchase
Agreement.

      1.96 "NEW PINNACLE" means the newly formed Delaware corporation to be formed by the Investors solely for purposes of completing the Merger, with no liabilities that survive the Merger other than liabilities of Reorganized PHI, and which will be the surviving corporation after the Closing Date upon consummation of the Merger.

      1.97  "NEW SECURITIES" means, collectively, the New Common Stock, New
Warrants and New Employee Stock Options.

      1.98 "NEW SENIOR NOTEHOLDER SHARES" means the shares of New Common Stock, if any, to be issued to Holders of Senior Notes Claims.

      1.99 "NEW WARRANTS" means the Warrants to purchase New Common Stock, authorized under Article VI.D.2.b of the Plan.

      1.100 "OLD COMMON STOCK" means PHI's common stock, $.001 par value per share, issued and outstanding as of the Petition Date.

      1.101 "OLD STOCK OPTIONS" means the outstanding options to purchase Old
Common Stock, as of the Petition Date.

      1.102 "OLD PREFERRED STOCK" means the shares of PHI's preferred stock and options, warrants, or rights, contractual or otherwise, if any, to acquire any such preferred stock.

      1.103 "ORDINARY COURSE PROFESSIONALS' ORDER" means the order entered by the Court on May 22, 2002, authorizing the Debtors, or any of them, to retain, employ and pay certain professionals, as specified in the order, in the ordinary course of business, without further order of the Court.

      1.104 "OTHER PRIORITY CLAIM(S)" means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than a Priority Tax
Claim or an Administrative Claim.

      1.105 "OTHER SECURED CLAIM(S)" means, collectively, all Secured Claims against PHI, PTI, PSA or PT-III, as the case may be, other than the Secured
Claims of the Pre-Petition Lenders, the Designated Post-Petition Lenders, the
DIP Lenders and the

                                       11

Holders of the Seller Notes, including, without limitation, those held by parties to equipment leases that have been determined to be financed sale agreements, purchase money security interests, and those arising from asserted statutory or contractual liens.

      1.106 "PERSON" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

      1.107 "PETITION DATE" means May 21, 2002, the date on which PHI, PTI, PSA and PT-III filed their petitions for relief commencing the Chapter 11 Cases.

      1.108 "PHI" means Pinnacle Holdings Inc., a Delaware corporation.

      1.109 "PLAN" means this Chapter 11 reorganization plan for PHI, PTI, PSA and PT-III and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

      1.110 "PLAN SUPPLEMENT" means the compilation of documents and forms of documents specified in the Plan, if any, which will be filed with the Court not later than five (5) Business Days prior to the date of the commencement of the
Confirmation Hearing, and which may be in addition to any other Plan amendments.

      1.111 "POST-PETITION AGENT" means Bank of America, N.A., as administrative agent for the DIP Lenders.

      1.112 "PRE-PETITION AGENT" means Bank of America, N.A., as administrative agent for the Pre-Petition Lenders.

      1.113 "PRE-PETITION LENDERS" means the lenders to PTI pursuant to the
Credit Agreement.

      1.114 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

      1.115 "PROFESSIONAL" means any professional employed in the Chapter 11
Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the
Bankruptcy Code.

      1.116 "PROFESSIONAL FEE CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

      1.117 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all
Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

                                       12

      1.118 "PSA" means Pinnacle San Antonio LLC, a Texas limited liability corporation.

      1.119 "PTI" means Pinnacle Towers Inc., a Delaware corporation.

      1.120 "PT-III" means Pinnacle Towers III, Inc., a New York corporation.

      1.121 "REGISTRABLE SECURITIES" means (i) any New Common Stock issued in accordance with the Investor Agreement to the Investors or to any Electing
Noteholders, (ii) any Common Stock issued upon exercise of the Warrants distributed pursuant to the Plan, and (iii) any Common Stock otherwise acquired by the Investors or the Electing Noteholders.

      1.122 "REINSTATED" or "REINSTATEMENT" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b)
reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim;
provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

      1.123 "REJECTION DAMAGES CLAIMS" means claims arising from the damages resulting from rejection of certain Executory Contract obligations by a Debtor.

      1.124 "REORGANIZED DEBTOR(S)" means, individually, Reorganized PHI,
Reorganized PTI, Reorganized PSA or Reorganized PT-III, and collectively,
Reorganized PHI, Reorganized PTI, Reorganized PSA and Reorganized PT-III.

      1.125 "REORGANIZED PHI" means on and after the Closing Date reorganized
PHI and from and after the consummation of the Merger, New Pinnacle.

      1.126 "REORGANIZED PSA" means reorganized PSA, on and after the Closing
Date.

      1.127 "REORGANIZED PTI" means reorganized PTI, on and after the Closing
Date.

                                       13

      1.128 "REORGANIZED PT-III" means reorganized PT-III, on and after the
Closing Date.

      1.129 "REQUIRED NEW EQUITY AMOUNT" means (x) $205 million, plus (y) the
Lease Rejection Amount, minus (z) such amount as may be agreed between the
Investors and the lenders under the Exit Facility but not to exceed the amount, if any, by which the Cash Funding (as defined in Section 2.3(b) of the
Securities Purchase Agreement) is less than $415 million.

      1.130 "REQUIRED NEW SHARE AMOUNT" means the Required New Equity Amount divided by $10.00.

      1.131 "RESTRUCTURING" or "RESTRUCTURING TRANSACTION" means, collectively, the transactions and transfers described in Article VI.D of this Plan.

      1.132 "RIGHTS PLAN" means the Rights Agreement between PHI and First Union
National Bank, dated as of December 22, 2000.

      1.133 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Court by PHI, PTI, PSA or
PT-III as the case may be, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Court.

      1.134 "SECURED CLAIM" means a Claim, other than a Setoff Claim, that arose before or after the Petition Date that is secured by a security interest in or
Lien upon property, or the proceeds of the sale of such property, in which a
Debtor has an interest, to the extent of the value, as of the Confirmation Date or such later date as is established by the Court, of such interest or Lien as determined by a Final Order of the Court pursuant to Section 506 of the
Bankruptcy Code or as otherwise agreed upon in writing by such Debtor or
Reorganized Debtor and the Holder of such Claim, including the Seller Notes.

      1.135 "SECURED CLAIMANT" means a Holder of a Secured Claim.

      1.136 "SECURITIES ACT" means the Securities Act of 1933, 15
U.S.C.Sections 77a-77aa, as now in effect or hereafter amended.

      1.137 "SECURITIES ACTION" means the consolidated class action captioned In re Pinnacle Holdings Corp. Securities Litigation, Case No.8:01-CV-624-T-27MSS,
pending in the United States District Court for the Middle District of Florida,
Tampa Division.

      1.138 "SECURITIES CLAIM" means a Claim (i) arising from the rescission of or purchase or sale of a security of PHI, including, but not limited to, Old
Common Stock, Old Preferred Stock, Senior Notes, Convertible Notes, all other debt instruments and any and all other rights to acquire Equity Securities, or
(ii) for damages arising from the purchase or sale of such a security, including, but not limited to, the Claims asserted in the Securities Action.

                                       14

      1.139 "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement, dated as of April 25, 2002, as amended from time to time, between and among the Investors, on the one hand, and PHI and PTI, on the other, attached hereto as Exhibit A and incorporated herein by reference, pursuant to which the
Investors shall make the New Equity Investment.

      1.140 "SELLER NOTE CLAIM" means a Claim of a Seller Note Holder arising under or as a result of a Seller Note.

      1.141 "SELLER NOTE HOLDER" means a Holder of a Seller Note.

      1.142 "SELLER NOTES" means, collectively, the secured notes of PTI listed on the schedule attached hereto as Exhibit C.

      1.143 "SENIOR NOTE HOLDER" means a Holder of Senior Notes.

      1.144 "SENIOR NOTEHOLDERS' COMMITTEE" means (i) Farallon Capital
Management LLC and/or Abrams Capital, LLC for so long as at least one of them is willing to serve on the Senior Noteholders' Committee, (ii) if neither Farallon
Capital Management LLC nor Abrams Capital, LLC is willing to serve on such
Committee, such beneficial Holders of Allowed Class PHI-6 Senior Note Claims as
are willing to serve on such Committee and that hold at least 40% of the Allowed
Class PHI-6 Senior Note Claims not held by the Investors, provided, however, that if the Senior Noteholders' Committee cannot be constituted consistent with clause (i) or clause (ii) hereof, there shall be no Senior Noteholders'
Committee and all rights of approval or other rights of such Committee pursuant to the Securities Purchase Agreement shall be void.

      1.145 "SENIOR NOTES" means PHI's 10% senior discount notes, due 2008, issued and outstanding under the Senior Notes Indenture.

      1.146 "SENIOR NOTES INDENTURE" means the indenture dated as March 20,
1998, between PHI and The Bank of New York or its successor, in its capacity as indenture trustee, pursuant to which the Senior Notes were issued, as such indenture is or has been amended or supplemented from time to time in accordance with the terms thereof.

      1.147 "SETOFF CLAIM" means a Claim against a Debtor of a Holder that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by a Debtor, to the extent of the amount subject to such right of setoff.

      1.148 "SUBSIDIAR(IES)" means, when referring to PHI, individually or collectively, PTI, PT-III, PSA and the non-Debtor direct and indirect subsidiaries of PHI.

      1.149 "SUBSTANTIAL CONTRIBUTION CLAIM" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the
Chapter 11 Case pursuant to Section 503(b)(3),(4), or (5) of the Bankruptcy
Code.

                                       15

      1.150 "UNIMPAIRED CLAIM" means a Claim that is not an Impaired Claim.

      1.151 "UNSECURED CLAIM" means a Claim that arose, or is deemed to have arisen, before the Petition Date, to the extent the amount of such Claim (a) is not secured by any property rights in the assets of any of the Debtors or (b) is greater than the value of any Lien or security interest in property of the
Debtors that secures such Claim, but exclusive of Administrative Claims, unclassified priority Claims, unclassified priority Tax Claims or Other Priority
Claims. Unsecured Claims include trade Claims, Claims of the Senior Note Holders and Convertible Note Holders, and Rejection Damages Claims.

      1.152 "WARRANT" means any warrants issued pursuant to the Warrant
Agreement.

      1.153 "WARRANT AGREEMENT" means the Warrant Agreement in substantially the form annexed to the Securities Purchase Agreement as Exhibit G.

C.    RULES OF INTERPRETATION

      1.    General

            In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented,
      (c) unless otherwise specified, all references to Sections, Articles,
      Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the
      Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

      2.    "Including"

            As used in this Plan, "including" means "including without limitation."

      3.    "On"

            With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

      4.    "Contra Proferentum" Rule Not Applicable

            This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Investors, the Holders of the Senior Notes, and certain other Holders of Existing Securities. Each of the foregoing was

                                       16

      represented by counsel who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra proferentum" shall not apply to the interpretation of any provision of this Plan, the Disclosure Statement, or any agreement or document generated in connection herewith.

D.    COMPUTATION OF TIME

      In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II.
                    CLASSIFICATION OF CLAIMS AND INTERESTS

A.    INTRODUCTION

      All Claims and Interests, except Administrative Claims and Professional
Fee Claims, are placed in the Classes set forth below. In accordance with
Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and
Professional Fee Claims as described below have not been classified.

      A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or
Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the
Effective Date; provided, however, with respect to Unimpaired Claims that "ride through" the Chapter 11 Case unaffected, such claims need not be Allowed.

                                       17

B.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.       Administrative Claims, including Claims of the DIP Lenders pursuant to the DIP Facility and the Designated Post-Petition
                  Lenders pursuant to the Designated Post-Petition Loans

         2.       Professional Fee Claims

C.       CLASSIFICATION OF CLAIMS AGAINST ALL DEBTORS (NOT ENTITLED TO VOTE ON
         THE PLAN)

         1.       Class 1: Secured Claims Pursuant to the Credit Agreement

         Consists of the Allowed Secured Claims of the Pre-Petition Lenders
against the Debtors (other than their Claims as Designated Post-Petition Lenders or DIP Lenders) relating to the Credit Agreement.

D.       CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN PHI

         1.       Unimpaired Classes of Claims Against PHI (deemed to have
                  accepted the Plan and, therefore, not entitled to vote).

                  a)       Class PHI-1: Other Secured Claims Against PHI

                           Class PHI-1 consists of all Allowed Other Secured
                  Claims Against PHI.

                  b)       Class PHI-2: Other Priority Claims Against PHI

                           Class PHI-2 consists of all Allowed Other Priority
                  Claims against PHI.

                  c)       Class PHI-3: Priority Tax Claims Against PHI

                           Class PHI-3 consists of all Allowed Priority Tax
                  Claims against PHI.

                  d)       Class PHI-4: General Unsecured Claims Against PHI
                           Other Than Rejection Damages Claims

                           Class PHI-4 consists of all General Unsecured Claims
                  against PHI of whatever kind or nature other than Rejection
                  Damages Claims.

                  e)       Class PHI-R: Rejection Damages Claims against PHI

                           Class PHI-R consists of all Allowed Claims for
                  Rejection Damages arising from the Rejection of Executory
                  Contracts by PHI.

                                       18

                  f)       Class PHI-5: Intercompany Claims

                           Class PHI-5 consists of all Allowed Intercompany
                  Claims against PHI.

         2.       Impaired Classes Of Claims Against And Interests In PHI
                  (entitled to vote on the Plan)

                  a)       Class PHI-6: Senior Note Claims

                           Class PHI-6 consists of all Allowed Senior Note
                  Claims against PHI. Notwithstanding anything contained in this
                  Plan to the contrary, the Senior Note Claims shall be deemed
                  Allowed Class PHI-6 Senior Note Claims in the aggregate amount of $325 million.

                  b)       Class PHI-7: Convertible Note Claims

                           Class PHI-7 consists of all Allowed Convertible Note
                  Claims against PHI. Notwithstanding anything contained in this
                  Plan to the contrary, the Convertible Note Claims shall be deemed Allowed Class PHI-7 Convertible Note Claims in the
                  aggregate amount of $194,838,416.68.

                  c)       Class PHI-8: Equity Securities Interests

                           Class PHI-8 consists of all Allowed Equity Securities
                  Interests in PHI.

E.       CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN PTI

         1.       Unimpaired Classes Of Claims Against PTI (deemed to have
                  accepted the Plan and, therefore, not entitled to vote)

                  a)       Class PTI-1: Seller Note Claims

                           Class PTI-1 consists of all Allowed Secured Claims
                  arising from the Seller Notes.

                  b)       Class PTI-2: Other Secured Claims

                           Class PTI-2 consists of all Allowed Other Secured
                  Claims against PTI, if any.

                  c)       Class PTI-3: Other Priority Claims

                           Class PTI-3 consists of all Allowed Other Priority
                  Claims against PTI.

                  d)       Class PTI-4: Priority Tax Claims

                           Class PTI-4 consists of all Priority Tax Claims
                  against PTI.

                                       19

                  e)       Class PTI-5: General Unsecured Claims Other Than
                           Rejection Damage Claims

                           Class PTI-5 consists of all General Unsecured Claims
                  against PTI of whatever kind or nature other than Rejection
                  Damages Claims.

                  f)       Class PTI-6: Rejection Damage Claims Against PTI

                           Class PTI-6 consists of all Allowed Claims for
                  Rejection Damages arising from the Rejection of Executory
                  Contracts by PTI.

                  g)       Class PTI-7: Intercompany Claims

                           Class PTI-7 consists of all Allowed Intercompany
                  Claims against PTI.

         2.       Unimpaired Class Of Interests In PTI (deemed to have accepted the Plan and, therefore, not entitled to vote)

                  a)       Class PTI-8: PTI Equity Securities Interests

                           Class PTI-8 consists of all Allowed Equity Securities
                  Interests in PTI.

F.       CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN PT-III

         1.       Unimpaired Classes Of Claims Against And Interests In PT-III
                  (deemed to have accepted the Plan and, therefore, not entitled to vote)

                  a)       Class PT-III-1: Other Secured Claims against PT-III

                           Class PT-III-1 consists of all Allowed Other Secured
                  Claims against PT-III, if any.

                  b)       Class PT-III-2: General Unsecured Claims Other Than
                           Rejection Damage Claims

                           Class PT-III-2 consists of all General Unsecured
                  Claims against PT-III of whatever kind or nature other than
                  Rejection Damages Claims.

                  c)       Class PT-III-3: Rejection Damage Claims against
                           PT-III

                           Class PT-III-3 consists of all Allowed Claims for
                  Rejection Damages arising from the rejection of executory
                  contracts by PT-III.

                  d)       Class PT-III-4: All Other PT-III Claims and Interests

                           Class PT-III-4 consists of all other Allowed Claims
                  against and Interests in PT-III, other than any and all Class
                  PT-III-1 Secured Claims,

                                       20

                  Class PT-III-2 General Unsecured Claims other than Rejection
                  Damages Claims and Class PT-III-3 Rejection Damages Claims.

G.       CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN PSA

         1.       Unimpaired Classes Of Claims Against And Interests In PSA
                  (deemed to have accepted the Plan and, therefore, not entitled to vote)

                  a)       Class PSA-1: Other Secured Claims against PSA

                           Class PSA-1 consists of all Allowed Other Secured
                  Claims against PSA, if any.

                  b)       Class PSA-2: General Unsecured Claims Other Than
                           Rejection Damage Claims

                           Class PSA-2 consists of all General Unsecured Claims
                  against PSA of whatever kind or nature other than Rejection
                  Damages Claims.

                  c)       Class PSA-3: Rejection Damage Claims Against PSA

                          Class PSA-3 consists of all Allowed Claims for
                 Rejection Damages arising from the rejection of executory
                 contracts by PSA.

                  d)       Class PSA-4: All Other PSA Claims and Interests

                           Class PSA-4 consists of all other Allowed Claims
                  against and Interests in PSA, other than any and all Class
                  PSA-1 Secured Claims, Class PSA-2 General Unsecured Claims
                  other than Rejection Damages Claims and Class PSA-3 Rejection
                  Damages Claims.

                                  ARTICLE III.
                              IMPAIRMENT OF CLAIMS

A.       UNIMPAIRED CLAIMS

         Claims in Classes 1, PHI-1, PHI-2, PHI-3, PHI-4, PHI-R, PHI-5, PTI-1,
PTI-2, PTI-3, PTI-4, PTI-5, PTI-6, PTI-7, PTI-8, PT-III-1, PT-III-2, PT-III-3,
PT-III-4, PSA-1, PSA-2, PSA-3 and PSA-4 are not Impaired under this Plan.
Pursuant to Section 1126(f) of the Bankruptcy Code, each of these Claims is conclusively presumed to have accepted the Plan. Votes from these Classes will not be solicited.

B.       IMPAIRED CLAIMS

         Claims in Classes PHI-6, PHI-7 and PHI-8 are Impaired. Votes will be solicited from these Classes.

                                       21

                                  ARTICLE IV.
                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       Administrative Claims Bar Date

                  All Administrative Claims (except for Professional Fee Claims)
         shall be filed with the Court within forty-five (45) days from the
         Closing Date. Debtors will file a notice of the Closing Date with the
         Court.

         2.       DIP Facility and Designated Post-Petition Loans

                  On the Closing Date, the Allowed Claims of the DIP Lenders
         pursuant to the DIP Facility and the Claims of the Designated
         Post-Petition Lenders pursuant to the Designated Post-Petition Loans will be paid in full in Cash, and the DIP Lenders and the Designated
         Post-Petition Lenders will release all Liens, Claims and encumbrances against assets of the Debtors, their Subsidiaries and affiliates, arising from or related to the DIP Facility.

         3.       Administrative Claims Other Than the DIP Facility and
                  Designated Post-Petition Loans

                  Subject to the requirements of Article IV hereof, on, or as soon as reasonably practicable after, the latest of (i) the
         Distribution Date, (ii) the date such Administrative Claim becomes an
         Allowed Administrative Claim, or (iii) the date such Administrative
         Claim becomes payable pursuant to any agreement between a Debtor and the Holder of such Administrative Claim, each Holder of an Allowed
         Administrative Claim accrued on or prior to the Closing Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor and such Holder shall have agreed upon in writing; provided, however, that Allowed Administrative
         Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided, however, upon receipt of and in consideration of the Distributions set forth in section I and the other consideration to the Lenders referenced in this Plan without objection or dispute, the Allowed Administrative Claims of the
         Pre-Petition Lenders arising from the use of Cash collateral, and incidental Claims arising from the Designated Post-Petition Loans or as adequate protection obligations, shall be treated as part of such parties' Allowed Secured Claims and receive the treatment provided in section IV.L, and not the treatment provided in this Article IV.A.3.
         Intercompany Claims will be left on the books of Reorganized PHI, and also will not be paid in accordance with this provision.

                                       22

         4.       Professional Fee Claims

                  All applications for Professional Fee Claims under sections
         330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Closing Date shall be filed with the Court and served on the
         Reorganized Debtors, the Creditors' Committee, their respective counsel and the U.S. Trustee no later than ninety (90) days following the
         Closing Date. Notwithstanding the foregoing, any Professional entitled to receive compensation or reimbursement of expenses under the Ordinary
         Course Professionals' Order without filing an application therefor may continue to receive payments in accordance with that order, without further Court review or approval. Any objection to a Professional Fee
         Claim shall be filed and served on the Reorganized Debtors, their counsel, and the Professional to whose Claim the objection relates no later than twenty (20) days after the filing. The Disbursing Agent will pay each Professional Fee Claim as soon as practicable after the
         Court's order granting the application therefor becomes a Final Order.

B.       UNIMPAIRED CLAIMS AGAINST ALL DEBTORS (DEEMED TO HAVE ACCEPTED THE PLAN
         AND, THEREFORE, NOT ENTITLED TO VOTE)

         1.       Class 1: Secured Claims Pursuant to the Credit Agreement
                  (Estimated Recovery: 100%)

                  Upon receipt of the Distribution provided herein, the Holders of Class 1 Claims shall be deemed to have released all Liens, Claims and encumbrances against any assets of the Debtors, their Subsidiaries and affiliates.

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Closing Date or (ii) the date such Credit Agreement Claim becomes payable pursuant to any agreement between PTI and the Holder of such Credit Agreement Claim, each Holder of an Allowed Credit Agreement
         Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Credit Agreement Claim, shall receive (a)
         Cash equal to the unpaid portion of such Allowed Credit Agreement
         Claim, or (b) such other treatment as the Debtors and such Holder shall have agreed upon in writing. The Debtors may discharge their obligation pursuant to this section by making payment on all Allowed Class 1
         Claims to the Pre-Petition Agent.

C.       UNIMPAIRED CLASSES OF CLAIMS AGAINST PHI (DEEMED TO HAVE ACCEPTED THE
         PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

         1.       Class PHI-1: Other Secured Claims (Estimated Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PHI-1 Other Secured
         Claim becomes an Allowed Class PHI-1 Other Secured Claim, or (iii) the
         date such Class PHI-1 Other Secured Claim becomes payable pursuant to any agreement between PHI and the Holder of such Class PHI-1 Other
         Secured Claim, each Holder of an Allowed Class

                                       23

         PHI-1 Other Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PHI-1 Other
         Secured Claim, shall, at the discretion of PHI after consultation with, and the approval of, the Investors, (a) retain its Lien on the
         Collateral securing such Class PHI-1 Other Secured Claim and receive deferred Cash payments totaling at least the allowed amount of such
         Class PHI-1 Other Secured Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Estate's interest in such Collateral, (b) upon abandonment by the Debtors, receive the Collateral securing such Class PHI-1 Other Secured Claim,
         (c) receive payments or Liens amounting to the indubitable equivalent of such Class PHI-1 Other Secured Claim, (d) have its Class PHI-1 Other
         Secured Claim Reinstated, or (e) receive such other treatment as the
         Debtors and such Holder shall have agreed upon in writing.

         2.       Class PHI-2: Other Priority Claims (Estimated Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PHI-2 Other
         Priority Claim becomes an Allowed Class PHI-2 Other Priority Claim, or
         (iii) the date such Class PHI-2 Other Priority Claim becomes payable pursuant to any agreement between PHI and the Holder of such Class
         PHI-2 Other Priority Claim, each Holder of an Allowed Class PHI-2 Other
         Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PHI-2 Other
         Priority Claim (a) Cash equal to the unpaid portion of such Allowed
         Class PHI-2 Other Priority Claim or (b) such other treatment as to which PHI and such Holder shall have agreed upon in writing.

         3.       Class PHI-3: Priority Tax Claims (Estimated Recovery: 100%)

                  Each Holder of an Allowed Class PHI-3 Priority Tax Claim, in
         full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PHI-3 Priority Tax Claim, shall receive (a)
         payment in the ordinary course when due, (b) Cash equal to the unpaid portion of such Allowed Class PHI-3 Priority Tax Claim, (c) deferred
         Cash payments over a period not exceeding six (6) years after date of assessment of such Claim, of a value, as of the Effective Date of the
         Plan, equal to such Allowed Class PHI-3 Priority Tax Claim, or (d) such other treatment as to which Debtors and Holders of Allowed Class PHI-3
         Priority Tax Claims agree.

         4.       Class PHI-4: General Unsecured Claims Against PHI Other Than
                  Rejection Damages Claims (Estimated Recovery: 100%)

                  Unless an order of the Court provides otherwise with respect to a particular General Unsecured Claim, all General Unsecured Claims
         against PHI other than Rejection Damages Claims not otherwise dealt with in the Case will be Reinstated on the Effective Date, as if the
         Chapter 11 Case never took place, and PHI will have all rights which it would have had absent the Case to contest, settle, dispute or

                                       24

         otherwise deal with such Claims. No General Unsecured Claimant against
         PHI is required to file a proof of Claim, and PHI will not be discharged from any Class PHI-4 Claims.

         5.       Class PHI-R: Rejection Damages Claims Against PHI (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable, after the latest of
         (i) the Distribution Date, (ii) the date such Class PHI-R Rejection
         Damages Claim becomes an Allowed Class PHI-R Rejection Damages Claim, or (iii) the date such Class PHI-R Rejection Damages Claim becomes payable pursuant to any agreement between PHI and the Holder of such
         Claim (with all necessary approvals, if any), each Holder of an Allowed
         Class PHI-R Rejection Damages Claim shall receive Cash in an amount equal to the Allowed Claim in full satisfaction and discharge of such
         Claim.

         6.       Class PHI-5: Intercompany Claims (Estimated Recovery: 100%)

                  Each Holder of an Allowed Class PHI-5 Intercompany Claim, in
         full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PHI-5 Intercompany Claim, shall, at the discretion of PHI after consultation with, and the approval of, the
         Investors, (a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PHI-5
         Intercompany Claim entitles the Holder of such Claim, (b) be
         Reinstated, or (c) receive such other treatment as PHI and such Holder have agreed upon in writing.

D.       IMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN PHI

         1.       Class PHI-6: Senior Note Claims (Estimated Recovery: 35%)

                  On or as soon as practicable after the Distribution Date, each beneficial Holder of an Allowed Class PHI-6 Senior Note Claims as of
         the record date set by the Court (or, if no such record date is set, then the date of the Confirmation Order shall serve as the record date)
         shall at its election receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PHI-6
         Senior Note Claims its Pro Rata share, determined in accordance with the fully accreted value at maturity of all Senior Notes, of $114 million (or such lesser or greater amounts as (i) Holders in such Class may agree to pursuant to Section 5.8(c) of the Securities Purchase
         Agreement, or (ii) may be made available pursuant to Articles IV.D.2 or
         IV.D.3 of this Plan). Such payment shall be made in the form of either:

                  (a) 100% in Cash with such Cash amounts rounded down to the nearest penny; or

                                       25

                  (b) at the election of the beneficial Holder of an Allowed
         Class PHI-6 Senior Note Claim, in New Common Stock (subject to the reduction pursuant to clause (i) below) with a deemed value of $10 per share, and the remainder in Cash; provided, however, that:

                           (i) the amount of the New Common Stock issued as
         consideration for the Allowed Class PHI-6 Senior Note Claims shall not exceed 49.9% of the New Common Stock issued under the Plan, with any reduction in the amount of New Common Stock to be received by individual Holders needed to maintain the 49.9% limit to be applied on a Pro Rata basis among all Holders electing to receive New Common Stock based on the amounts elected to be received as a portion of the total number of New Common Stock available to be so allocated; provided, however, that no fractional shares shall be issued; and

                           (II) ANY HOLDER OF AN ALLOWED CLASS PHI-6 SENIOR NOTE
         CLAIM THAT FAILS TO MAKE A TIMELY ELECTION BY EXECUTING AND DELIVERING
         DUPLICATE COPIES OF THE ELECTION FORM SHALL RECEIVE THE 100% CASH
         OPTION.

                  Thus, each Senior Note Holder may elect to use the Cash it would otherwise receive on account of its Senior Notes to purchase New
         Common Stock at the same price - $10.00 per share - paid by the
         Investors. However, the aggregate amount of shares of New Common Stock purchased by Senior Note Holders may not exceed 49.9% of all shares of
         New Common Stock issued under the Plan. However, the aggregate amount of shares of New Common Stock so purchased by Senior Note Holders may not exceed 49.9% of all shares of New Common Stock issued under the
         Plan. If Senior Note Holders elect, in the aggregate, to purchase shares totaling more than 49.9% of the total shares to be issued under the Plan, the aggregate number of shares to be issued to electing
         Senior Note Holders shall be "cut back" to 49.9%. The cutback necessary to reduce the number of shares purchased to 49.9% of the total amount of shares shall be shared by the Senior Note Holders proportionately to the amounts they choose to receive in New Common Stock, and such
         Holders will receive any Cash that they were unable to use to purchase
         New Common Stock because of the cutback. The foregoing references and elsewhere in this Plan to percentages of New Common Stock issued under the Plan are to be determined by reference to the total number of
         Investor Shares and shares of New Common Stock purchased by Senior Note
         Holders as described above and not to any shares of New Common Stock that may be issued upon exercise of warrants or options contemplated by the Plan.

                  Senior Note Holders wishing to use their Cash distributions to purchase New Common Stock should follow the procedures set forth in
         Section I.C. of the Disclosure Statement. In order to elect to receive
         New Common Stock, a Senior Note Holder must (i) deliver one executed original of the required Election Form to its bank, broker, or nominee and one executed original of the required Election Form to the Voting
         Agent; (ii) the executed original of the Election Forms must reflect the

                                       26

         Senior Note Holder's election and tender of its Senior Notes; and (iii)
         the executed original of the Election Forms must be received by the
         Voting Agent not later than 5:00 p.m., E.D.T., on July 23, 2002. Such election shall be irrevocable until August 20, 2002, after which date it is revocable by the Senior Note Holder; provided, however, that if the Investors publicly announce that they intend in good faith to close on the Transaction within ten (10) business days subject to satisfaction of the conditions to closing set forth in the Securities
         Purchase Agreement, the right to revoke is tolled for ten (10) business days; and provided, further, that if the Investors have already made such an announcement, they agree not to make another such announcement until the ten (10) business days have passed, and the Senior Note
         Holders have at least five (5) business days to revoke their election.
         Once an election is revoked, it cannot be reinstated, and the revoking
         Senior Note Holder is deemed to have elected 100% Cash. Failure to comply with the exact requirements for electing New Common Stock as set forth in the Disclosure Statement shall result in the election being deemed a 100% Cash election. Senior Note Holders electing Cash will not be required to tender their Senior Notes until after Confirmation.

                  An election by any beneficial Holder of an Allowed Class PHI-6
         Senior Note Claim to receive consideration in (x) New Common Stock shall be deemed to be an election to forego any Cash consideration allocated to the Senior Notes electing New Common Stock of such Holder pursuant to this Article IV.D.1. or (y) in Cash shall be deemed to be an election to forego the same portion of any Warrants allocated to such Holder pursuant to this Article IV.D.1.

                  Holders of the Allowed Class PHI-6 Senior Note Claims who
         elect to receive 100% of their consideration in the form of New Common
         Stock pursuant to clause 1(b) above shall collectively have the right to purchase for $10 per share up to 50% of the New Common Stock that the Holders of the Senior Notes have not elected to acquire pursuant to clause 1(b) above after all the Holders of the Allowed Class PHI-6
         Senior Note Claims have made their election, with such purchase rights being allocated among such electing Holders based on the amounts elected to be received by them pursuant to clause 1(b) above as a portion of the total number of New Common Stock available to be so allocated. Such right can only be exercised through timely delivery of the duplicate Election Forms.

                  Each Holder of an Allowed Class PHI-6 Senior Note Claim who
         elects to receive Cash consideration pursuant to this Article IV.D.1 shall be entitled to receive as additional consideration (rounded down to the closest cent) an amount equal to the product of (w) the amount of Cash consideration so elected, excluding for such purposes any amount allocated to such Holder as a result of Article IV.D.2. or
         Article IV.D.3, times (x) .05, times (y) the number of days that occur after July 24, 2002, through the Distribution Date, divided by (z) 365;
         provided, however, that the aggregate amount of such additional consideration shall be reduced to the extent needed to cause the
         Initial Cash Funding (as defined in the Securities Purchase Agreement)
         not to exceed $415 million, with any such reduction being allocated

                                       27

         among the Holders of Allowed Class PHI-6 Senior Note Claims electing to receive Cash consideration pursuant to this Article IV.D.1.

                  Upon the Distributions set forth in this Article IV.D.1., all outstanding Senior Notes will be cancelled.

         2.       Class PHI-7: Convertible Note Claims (Estimated Recovery:
                  Indeterminate)

                  (i) On or as soon as practicable after the Distribution Date, each beneficial Holder of an Allowed Class PHI-7 Convertible Note Claim
         shall receive such Holder's Pro Rata share of (i) $500,000 in Cash and
         (ii) Warrants to purchase a number of shares of New Common Stock equal to one-half the Convertible Note Claims Warrant Amount (or an estimated
         205,000 shares) at a purchase price of $20.00 per share; provided, however, that IN THE EVENT THAT THE HOLDERS OF ALLOWED CLASS PHI-7
         CONVERTIBLE NOTE CLAIMS VOTE AS A CLASS TO REJECT THE PLAN, THEN
         HOLDERS OF ALLOWED CLASS PHI-7 CONVERTIBLE NOTE CLAIMS SHALL NOT BE
         ENTITLED TO, AND SHALL NOT, RECEIVE OR RETAIN ANY PROPERTY OR INTEREST
         IN PROPERTY ON ACCOUNT OF SUCH ALLOWED CLASS PHI-7 CONVERTIBLE NOTE
         CLAIMS PURSUANT TO THIS ARTICLE IV.D.2, and all consideration which would have otherwise have come to the Holders of Allowed Class PHI-7
         Convertible Note Claims under this Article IV.D.2(i) shall be distributed to Holders of Allowed Class PHI-6 Senior Note Claims, with the Cash portion being distributed Pro Rata among the Holders of
         Allowed Class PHI-6 Senior Note Claims who elected to receive any portion of their Distribution in Cash based on the amounts they elect to receive in Cash pursuant to Article IV.D.1(a), and the Warrant portion being distributed Pro Rata among the Holders of Allowed Class
         PHI-6 Senior Note Claims who elected to receive any portion of their
         Distribution in New Common Stock, based on the amounts they receive in
         New Common Stock pursuant to Article IV.D.1(b). In such event, Debtors will nonetheless seek to confirm this Plan under the so-called
         "cramdown" provisions of Bankruptcy Code Section 1129.

                           Holders of Class PHI-7 Convertible Note Claims must
         tender their Notes to receive their Distribution. The Class PHI-7
         Ballot has a transmittal letter incorporated into it for such purpose.

                  (ii) In addition to the Distribution on account of Allowed
         Class PHI-7 Convertible Note Claims provided in Article IV.D.2(i)
         above, the beneficial Holders of such Claims may each ELECT to consent to release the Debtors, their current and former officers, directors, attorneys, accountants and agents from any and all Claims of whatever kind or nature accruing at any time prior to the Distribution Date by checking the election provided on or with the ballot to do so. FAILURE
         TO MAKE ANY ELECTION WHETHER OR NOT TO GIVE A RELEASE SHALL BE DEEMED
         AN ELECTION TO GIVE SUCH RELEASES. The releasing beneficial Holders of
         Allowed Class PHI-7 Claims shall be entitled to receive their

                                       28

         Pro Rata share, distributed among those Holders of Allowed Class PHI-7
         Convertible Note Claims who consent to give such releases, of (i)
         $500,000 in Cash and (ii) Warrants to purchase a number of shares of
         New Common Stock equal to one-half the Convertible Note Claims Warrant
         Amount (an estimated 205,000 shares) at a purchase price of $20.00 per share. No Holder of Allowed Class PHI-7 Convertible Note Claims who is
         a beneficiary of such releases shall be entitled to more consideration than such Holder would receive if all Holders of Allowed Class PHI-7
         Convertible Note Claims elected to provide such releases. The additional consideration for the releases provided in this Article
         IV.D.2(ii) is being made available by the Investors for the purpose of obtaining such releases. YOU MAY ELECT TO GIVE THE RELEASE, AND RECEIVE
         THE CONSIDERATION THEREFOR, WHETHER OR NOT YOU VOTE IN FAVOR OF THE
         PLAN. Holders of Allowed Class PHI-7 Claims who elect not to give the releases will receive no Pro Rata share of the additional consideration provided in this Article IV.D.2(ii), but will not give the releases described in this section either.

                  (iii) New Warrants to purchase a fractional number of shares of New Common Stock shall not be issued and the number of New Warrants to be received by any individual Holder of Convertible Notes shall be adjusted downward to the closest whole number to satisfy such requirement.

                  (iv) Upon the Distributions set forth in this Article IV.D.2, all outstanding Convertible Notes will be cancelled.

                  (v) Votes by Class PHI-7 and the accompanying tender of
         Convertible Notes may be revoked at any time prior to the Voting
         Deadline. After the Voting Deadline, they cannot be revoked until
         November 15, 2002; provided, however, that if the Plan has been
         Confirmed by such date and the parties are working to satisfy conditions to the Closing, then neither the Vote nor the tender can be revoked until December 15, 2002. Upon revocation, the tendered
         Convertible Notes will be restored to the tendering Convertible Note
         Holder. The Disclosure Statement sets forth how to accomplish revocation.

         3.       Class PHI-8: Equity Securities Interests (Estimated Recovery:
                  Indeterminate)

                  (i) On or as soon as practicable after the Distribution Date, each beneficial Holder of an Allowed Class PHI-8 Equity Securities
         Interest as of a record date set by the Court (or, if no such record date is set, then June 19, 2002, shall serve as the record date) shall receive its Pro Rata share of Warrants to purchase a number of shares of New Common Stock equal to one-half the Equity Claims Warrant Amount
         (estimated at 102,500 shares) at a purchase price of $20.00 per share;
         provided, however, that IN THE EVENT THAT THE HOLDERS OF ALLOWED CLASS
         PHI-8 EQUITY SECURITIES INTERESTS VOTE AS A CLASS TO REJECT THE PLAN,
         THEN SUCH HOLDERS OF ALLOWED CLASS PHI-8 CLAIMS SHALL NOT BE ENTITLED
         TO, AND SHALL NOT,

                                       29

         RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY ON ACCOUNT OF
         SUCH ALLOWED CLASS PHI-8 CLAIMS, and all consideration which would otherwise have come to the Holders of Allowed Class PHI-8 Claims under this Article IV.D.3(i) shall be distributed to the Holders of the first
         Class immediately preceding Class PHI-8 which votes as a Class to accept the Plan (i.e., Allowed Class PHI-7 Convertible Note Claims if
         that Class accepts; if not, Allowed Class PHI-6 Senior Note Claims if that Class accepts and Class PHI-7 does not, etc.). If such consideration is ultimately distributed to the Holders of Allowed PHI-6
         Senior Note Claims, the Warrants will be distributed solely to the
         Holders of Allowed Class PHI-6 Senior Note Claims who elected to receive any portion of their Distribution in New Common Stock, Pro
         Rata, based on the amounts they receive in New Common Stock pursuant to
         Article IV. In the event Class PHI-8 rejects the Plan, Debtors will nonetheless seek to confirm this Plan under the so-called "cramdown"
         provisions of Bankruptcy Code Section 1129.

                           Holders of Class PHI-8 Equity Securities Claims must
         tender their Equity Securities to receive their Distribution. The Class
         PHI-8 Ballot has a transmittal letter incorporated into it for such purpose.

                   (ii) In addition to the Distribution on account of Allowed
         Class PHI-8 Equity Securities Interests provided in Article IV.D.3(i)
         above, the beneficial Holder of such Interests may ELECT to release the
         Debtors, their current and former officers, directors, attorneys, accountants and agents from any and all Claims of whatever kind or nature accruing at any time prior to the Distribution Date by checking the election provided on or with the ballot to do so. FAILURE TO MAKE
         ANY ELECTION WHETHER OR NOT TO GIVE A RELEASE SHALL BE DEEMED AN
         ELECTION TO GIVE SUCH RELEASES. The releasing beneficial Holders of
         Allowed Class PHI-8 Equity Securities Interests shall be entitled to receive pursuant to this Article IV.D.3(ii) such Holder's Pro Rata share, distributed among those Holders of Allowed Class PHI-8 Equity
         Securities Interests who elect to give such releases, of Warrants to purchase a number of shares of New Common Stock equal to one-half the
         Equity Claims Warrant Amount (estimated at 205,000 shares) at a purchase price of $20.00 per share. Any Holder of Allowed Class PHI-8
         Equity Securities Interests who does not affirmatively decline to provide a release to PHI, PTI, PT-III and their respective current or former officers, directors and agents, shall be deemed to have elected to provide such release. No Holder of Allowed Class PHI-8 Equity
         Securities Interests who is a beneficiary of such releases shall be entitled to more consideration than such Holder would receive if all
         Holders of Allowed Class PHI-8 Equity Securities Interests elected to provide such releases.

                           For purposes of determining a Pro Rata allocation of
         consideration to members of this Class, the value of each share of Old
         Preferred Stock and Old Stock Options shall be zero ($0) dollars or such other amount that the Court shall determine. The additional consideration for the releases provided in this Article IV.D.3(ii) is being made available by the Investors for the purpose of

                                       30

         obtaining such releases. YOU MAY ELECT TO GIVE THE RELEASE, AND RECEIVE
         THE CONSIDERATION THEREFOR, WHETHER OR NOT YOU VOTE IN FAVOR OF THE
         PLAN. Holders of Allowed Class PHI-8 Equity Securities Interests who
         elect not to give the releases will not receive any of the additional consideration provided in this Article IV.D.3(ii), but will not give the releases described in this section either.

                  (iii) New Warrants to purchase a fractional number of shares of New Common Stock shall not be issued and the number of New Warrants to be received by any individual Holder of Class PHI-8 Equity
         Securities shall be adjusted downward to the closest whole number to satisfy such requirement.

                  (iv) Upon the Distributions set forth in this Article IV.D.3, all outstanding Equity Securities will be cancelled.

                  (v) Votes by Class PHI-8 and the accompanying tender of Equity
         Securities may be revoked at any time prior to the Voting Deadline.
         After the Voting Deadline, they cannot be revoked until November 15,
         2002; provided, however, that if the Plan has been Confirmed by such date and the parties are working to satisfy conditions to the Closing, then neither the Vote nor the tender can be revoked until December 15,
         2002. Upon revocation, the tendered Equity Securities will be restored to the tendering Equity Securities Interest Holder. The Disclosure
         Statement sets forth how to accomplish revocation.

E.       UNIMPAIRED CLASSES OF CLAIMS AGAINST PTI (DEEMED TO HAVE ACCEPTED THE
         PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

                  1. Class PTI-1: Secured Seller Note Claims (Estimated Recovery
         100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PTI-1 Secured
         Seller Note Claim becomes an Allowed Class PTI-1 Secured Seller Note
         Claim, or (iii) the date such Class PTI-1 Secured Seller Note Claim becomes payable pursuant to any agreement between PTI and the Holder of such Class PTI-1 Secured Claim, each Holder of an Allowed Class PTI-1
         Secured Seller Note Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PTI-1 Secured
         Seller Note Claim, shall, at the discretion of the PTI after consultation with, and the approval of, the Investors, (a) retain its
         Lien on the Collateral securing such Allowed Class PTI-1 Secured Seller
         Note Claim and receive deferred Cash payments totaling at least the
         Allowed amount of such Secured Claim, of a value, as of the Effective
         Date, of at least the value of such Holder's interest in the Estate's interest in such Collateral, (b) upon abandonment by the Debtors, receive the Collateral securing such Allowed Class PTI-1 Secured Seller
         Note Claim, (c) receive payments or Liens amounting to the indubitable equivalent of such Allowed Class PTI-1 Secured Seller Note Claim, (d)
         have its Secured Claim Reinstated, or (e) receive such other treatment as the Debtors and such Holder shall have agreed upon in writing. Any

                                       31

         amount in excess of the value of the Collateral (including any letter of credit securing the Seller Note) shall be treated as a Class PTI-5
         General Unsecured Claim.

         2.       Class PTI-2: Other Secured Claims Against PTI (Estimated
                  Recovery 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PTI-2 Other Secured
         Claim becomes an Allowed Class PTI-2 Other Secured Claim, or (iii) the
         date such Class PTI-2 Other Secured Claim becomes payable pursuant to any agreement between PTI and the Holder of such Class PTI-2 Other
         Secured Claim, each Holder of an Allowed Class PTI-2 Other Secured
         Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PTI-2 Other Secured Claim, shall, at the discretion of the PTI after consultation with, and the approval of, the Investors, (a) retain its Lien on the Collateral securing such
         Class PTI-2 Other Secured Claim and receive deferred Cash payments totaling at least the allowed amount of such Class PTI-2 Other Secured
         Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Estate's interest in such Collateral, (b)
         upon abandonment by the Debtors, receive the Collateral securing such
         Class PTI-2 Other Secured Claim, (c) receive payments or Liens amounting to the indubitable equivalent of such Class PTI-2 Other
         Secured Claim, (d) have its Class PTI-2 Other Secured Claim Reinstated, or (e) receive such other treatment as the Debtors and such Holder shall have agreed upon in writing.

         3.       Class PTI-3: Other Priority Claims Against PTI (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PTI-3 Other
         Priority Claim becomes an Allowed Class PTI-3 Other Priority Claim, or
         (iii) the date such Class PTI-3 Other Priority Claim becomes payable pursuant to any agreement between PTI and the Holder of such Class
         PTI-3 Other Priority Claim, each Holder of an Allowed Class PTI-3 Other
         Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PTI-3 Other
         Priority Claim (a) Cash equal to the unpaid portion of such Allowed
         Class PTI-3 Other Priority Claim, (b) Reinstatement of the Claim, or
         (c) such other treatment as to which PTI and such Holder shall have agreed upon in writing.

         4.       Class PTI-4: Priority Tax Claims (Estimated Recovery: 100%)

                  Each Holder of an Allowed Class PTI-4 Priority Tax Claim, in
         full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PTI-4 Priority Tax Claim, shall receive (a)
         payment in the ordinary course when due, (b) Cash equal to the unpaid portion of such Allowed Class PTI-4 Priority Tax Claim, (c) deferred
         Cash payments over a period not exceeding six (6) years after date of assessment of claim, of a value, as of effective date of Plan, equal to such Allowed Class PTI-4 Priority Tax Claim, (d) Reinstatement of the
         Claim, or

                                       32

         (e) such other treatment as to which Debtors and Holders of Allowed
         Class PTI-4 Priority Tax Claims agree upon in writing.

         5.       Class PTI-5: General Unsecured Claims Against PTI Other Than
                  Rejection Damage Claims (Estimated Recovery: 100%)

                  Unless an order of the Court provides otherwise with respect to a particular General Unsecured Claim, all General Unsecured Claims
         against PTI except Rejection Damage Claims not otherwise dealt with in the Case will be Reinstated on the Effective Date, as if the Chapter 11
         Case never took place, and PTI will have all rights which it would have had absent the Case to contest, settle, dispute or otherwise deal with such Claims. No General Unsecured Claimant against PTI (other than
         Rejection Damage Claimants) is required to file a proof of Claim, and
         PTI will not be discharged from any Class PTI-5 Claims.

         6.       Class PTI-6: Rejection Damage Claims Against PTI (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable, after the latest of
         (i) the Distribution Date, (ii) the date such Class PTI-6 Rejection
         Damages Claim becomes an Allowed Class PTI-6 Rejection Damages Claim, or (iii) the date such Class PTI-6 Rejection Damages Claim becomes payable pursuant to any agreement between PTI and the Holder of such
         Claim (with all necessary approvals, if any), each Holder of an Allowed
         Class PTI-6 Rejection Damages Claim shall received Cash in an amount equal to the Allowed Claim in full satisfaction and discharge of such
         Claim.

         7.       Class PTI-7: Intercompany Claims (Estimated Recovery: 100%)

                  Each Holder of an Allowed Class PTI-7 Intercompany Claim, in
         full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PTI-7 Intercompany Claim, shall, at the discretion of PTI after consultation with, and the approval of, the
         Investors, (a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PTI-7
         Intercompany Claim entitles the Holder of such Claim, (b) be
         Reinstated, or (c) receive such other treatment as PTI and such Holder have agreed upon.

F.       UNIMPAIRED CLASS OF INTERESTS IN PTI

         1.       Class PTI-8: PTI Equity Securities Interests (Estimated
                  Recovery: 100%)

                  On the Distribution Date, each Allowed Class PTI-8 Equity
         Securities Interest shall be Reinstated.

                                       33

G.       UNIMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN PT-III (DEEMED TO
         HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

         1.       Class PT-III-1: Other Secured Claims Against PT-III (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PT-III-1 Other
         Secured Claim becomes an Allowed Class PT-III-1 Other Secured Claim, or
         (iii) the date such Class PT-III-1 Other Secured Claim becomes payable pursuant to any agreement between PT-III and the Holder of such Class
         PT-III-1 Other Secured Claim, each Holder of an Allowed Class PT-III-1
         Other Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PT-III-1 Other
         Secured Claim, shall, at the discretion of the PT-III after consultation with, and the approval of, the Investors, (a) retain its
         Lien on the Collateral securing such Class PT-III-1 Other Secured Claim and receive deferred Cash payments totaling at least the allowed amount of such Class PT-III-1 Other Secured Claim, of a value, as of the
         Effective Date, of at least the value of such Holder's interest in the
         Estate's interest in such Collateral, (b) upon abandonment by the
         Debtors, receive the Collateral securing such Class PT-III-1 Other
         Secured Claim, (c) receive payments or Liens amounting to the indubitable equivalent of such Class PT-III-1 Other Secured Claim, (d)
         have its Class PT-III-1 Other Secured Claim Reinstated, or (e) receive such other treatment as the Debtors and such Holder shall have agreed upon in writing.

         2.       Class PT-III-2: General Unsecured Claims Against PT-III Other
                  Than Rejection Damage Claims (Estimated Recovery: 100%)

                  Unless an order of the Court provides otherwise with respect to a particular General Unsecured Claim, all General Unsecured Claims
         against PT-III except Rejection Damages Claims against PT-III not otherwise dealt with in the Case will be Reinstated on the Effective
         Date, as if the Chapter 11 Case never took place, and PT-III will have all rights which it would have had absent the Case to contest, settle, dispute or otherwise deal with such Claims. No General Unsecured
         Claimant against PT-III (other than Rejection Damages Claimants against
         PT-III) is required to file a proof of Claim, and PT-III will not be discharged from any Class PT-III-1 Claims.

         3.       Class PT-III-3: Rejection Damage Claims Against PT-III
                  (Estimated Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PT-III-3 Rejection
         Damages Claim becomes an Allowed Class PT-III-3 Rejection Damages
         Claim, or (iii) the date such Class PT-III-3 Rejection Damages Claim becomes payable pursuant to any agreement between PT-III and the Holder of such Class PT-III-3 Rejection Damages

                                       34

         Claim (including all necessary approvals, if any), each Holder of an
         Allowed PT-III-3 Rejection Damages Claim shall receive Cash in an amount equal to the Allowed Claim in full satisfaction and discharge of such Claim.

         4.       Class PT-III-4: All Other PT-III Claims and Interests
                  (Estimated Recovery: 100%)

                  On the Distribution Date, each Allowed Class PT-III-4 Claim and Interest other than Class PT-III-1 Other Secured Claims, Class
         PT-III-2 General Unsecured Claims other than Rejection Damages Claims and Class PT-III-3 Rejection Damages Claims, shall be Reinstated.

H.       UNIMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN PSA (DEEMED TO
         HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

         1.       Class PSA-1: Other Secured Claims Against PSA (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PSA-1 Other Secured
         Claim becomes an Allowed Class PSA-1 Other Secured Claim, or (iii) the
         date such Class PSA-1 Other Secured Claim becomes payable pursuant to any agreement between PSA and the Holder of such Class PSA-1 Other
         Secured Claim, each Holder of an Allowed Class PSA-1 Other Secured
         Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PSA-1 Other Secured Claim, shall, at the discretion of PSA after consultation with, and the approval of, the
         Investors, (a) retain its Lien on the Collateral securing such Class
         PSA-1 Other Secured Claim and receive deferred Cash payments totaling at least the allowed amount of such Class PSA-1 Other Secured Claim, of a value, as of the Effective Date, of at least the value of such
         Holder's interest in the Estate's interest in such Collateral, (b) upon abandonment by the Debtors, receive the Collateral securing such Class
         PSA-1 Other Secured Claim, (c) receive payments or Liens amounting to the indubitable equivalent of such Class PSA-1 Other Secured Claim, (d)
         have its Class PSA-1 Other Secured Claim Reinstated, or (e) receive such other treatment as the Debtors and such Holder shall have agreed upon in writing.

         2.       Class PSA-2: General Unsecured Claims Against PSA Other Than
                  Rejection Damage Claims (Estimated Recovery: 100%)

                  Unless an order of the Court provides otherwise with respect to a particular General Unsecured Claim, all General Unsecured Claims
         against PSA except Rejection Damages Claims against PSA not otherwise dealt with in the Case will be Reinstated on the Effective Date, as if the Chapter 11 Case never took place, and PSA will have all rights which it would have had absent the Case to contest, settle, dispute or otherwise deal with such Claims. No General Unsecured Claimant

                                       35

         against PSA (other than Rejection Damages Claimants against PSA) is required to file a proof of Claim, and PSA will not be discharged from any Class PSA-1 Claims.

         3.       Class PSA-3: Rejection Damage Claims Against PSA (Estimated
                  Recovery: 100%)

                  On, or as soon as reasonably practicable after, the latest of
         (i) the Distribution Date, (ii) the date such Class PSA-3 Rejection
         Damages Claim becomes an Allowed Class PSA-3 Rejection Damages Claim, or (iii) the date such Class PSA-3 Rejection Damages Claim becomes payable pursuant to any agreement between PSA and the Holder of such
         Class PSA-3 Rejection Damages Claim (including all necessary approvals, if any), each Holder of an Allowed PSA-3 Rejection Damages Claim shall receive Cash in an amount equal to the Allowed Claim in full satisfaction and discharge of such Claim.

         4.       Class PSA-4: All Other PSA Claims and Interests (Estimated
                  Recovery: 100%)

                  On the Distribution Date, each Allowed Class PSA-4 Claim and
         Interest other than any and all Class PSA-1 Secured Claims, Class PSA-2
         General Unsecured Claims other than Rejection Damages Claims and Class
         PSA-3 Rejection Damages Claims, shall be Reinstated.

I.       ALLOWED CLAIMS AND INTERESTS

         Notwithstanding any provision herein to the contrary, the Disbursing
Agent shall only make Distributions to Holders of Allowed Claims and Allowed
Interests. No Holder of a Disputed Claim or Interest will receive any
Distribution on account thereof until and to the extent that its Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest. The presence of a
Disputed Claim or Interest in any Class will not be a cause to delay
Distributions to Allowed Claims or Allowed Interests in that Class or in junior
Classes. Any Holder of a Disputed Claim or Interest that becomes an Allowed
Claim or Allowed Interest after the Distribution Date will receive its
Distribution, without post-petition interest (except as otherwise expressly provided in the Plan), as soon as practicable after the Claim becomes an Allowed
Claim.

J.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the
Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to Setoff Claims or recoupments against Unimpaired Claims.

                                       36

K.       ACCRUAL OF POST-PETITION INTEREST

         In accordance with Section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors (other than Administrative Claims) shall be calculated as of the Petition Date. Except as otherwise provided elsewhere in this Plan or in an order of the Court, no Holder of an Allowed Unsecured Claim shall be entitled to the accrual of post-petition interest or the payment by the
Debtors or Reorganized Debtors of post-petition interest on account of such
Claim for any purpose.

L.       ALTERNATIVE TREATMENT

         Notwithstanding any provision herein to the contrary, any Holder of an
Allowed Claim or Allowed Interest may receive, in lieu of the distribution or treatment to which it is entitled under this Article IV, any other distribution or treatment to which it and the Debtors, with the consent of the Investors and the Creditors' Committee, may agree in writing.

                                   ARTICLE V.
                      SETTLEMENT OF SECURITIES CLASS ACTION

A.       THE SECURITIES ACTION

         Prior to the Petition Date, PHI; its Chief Executive Officer, Steven R.
Day; its former Chief Financial Officer, Jeffrey J. Card; its former Chief
Executive Officer, Robert J. Wolsey; its current director, Peter O'Brien, and various current and former directors of PHI (collectively the "Individual
Defendants"); PHI's former accountants, PricewaterhouseCoopers, LLP ("PwC"); and
the underwriters of PHI's January 18, 2000 public offering, Deutsche Bank Alex
Brown, Goldman Sachs & Co., Merrill Lynch & Company, Raymond James & Associates,
Inc., Salomon Smith Barney, and Banc of America Securities LLC (the "Underwriter
Defendants"; and collectively all of the foregoing are referred to as the
"Securities Action Defendants") were named as defendants in the Securities
Action, which is pending in the United States District Court for the Middle
District of Florida, Tampa Division (the "Florida District Court"). The
plaintiffs allege various claims pursuant to Sections 11 and 15 of the
Securities Act, Sections 10(b) and 20 of the Securities Exchange Act of 1934 and
Rule 10(b)-5 promulgated thereunder, arising out of the publication and dissemination of the prospectus for PHI's January 18, 2000 public offering and various PHI press releases and public filings. Plaintiffs claim to represent all persons who purchased Old Common Stock during the period between June 29, 1999, and August 14, 2001, inclusive (the "Plaintiff Settlement Class").

         Under the terms of the PHI Bylaws, PHI is obligated to indemnify the
Individual Defendants for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the Securities
Action. In addition, PHI is obligated to advance the Individual Defendants'
legal fees and expenses unless and until it is determined that any of the
Individual Defendants do not qualify for indemnification.

                                       37

Under the circumstances, Debtors believe that the claims asserted against the
Individual Defendants also constitute claims against PHI.

B.       THE SECURITIES ACTION SETTLEMENT

         Effective as of May 16, 2002, plaintiffs, on behalf of the Plaintiff
Settlement Class, and the Securities Action Defendants entered into a memorandum of understanding (the "MOU") 1 that sets forth the terms by which the Securities
Action will be resolved (the "Securities Action Settlement"). The MOU is attached hereto as Exhibit D and incorporated herein by reference. Among other things, the MOU provides that Genesis will contribute $8.2 million towards the
Securities Action Settlement (the "Genesis Payment"), of which $4.1 million is being contributed on behalf of the Individual Defendants and $4.1 million is being contributed on behalf of PHI. PwC will contribute $2.6 million to the
Securities Action Settlement and the Underwriter Defendants will contribute
$200,000.

         The parties to the Securities Action Settlement also will exchange mutual releases. Accordingly, the Securities Action Settlement also will resolve the Individual Defendants' demands for indemnification and advancement of fees and expenses arising out of the Securities Action.

         The MOU provides that the effectiveness of the Securities Action
Settlement is conditioned upon the parties' execution of a formal Stipulation of
Settlement, preliminary approval thereof by the Florida District Court, notice to the Plaintiff Settlement Class, satisfaction of an opt-out trigger arrangement and the issuance of an Order of Final Judgment Approving Settlement
(the "Order of Final Judgment") containing terms substantially as agreed by the parties, all pursuant to Rule 23 of the Federal Rules of Civil Procedure. The
MOU requires that the Order of Final Judgment bar all claims by any party or third party that relates to the facts upon which the Securities Action was or could have been brought.

         The MOU further conditions the effectiveness of the Securities Action
Settlement upon the Court's entry of a final order approving the Genesis
Payment. PHI also has agreed to use its best efforts to obtain the Court's approval of the releases of the Individual Defendants, Genesis and PwC contained in Article XVI.I hereof.

         The MOU requires that the Genesis Payment as well as the payments by
PwC and the Underwriter Defendants (collectively the "Settlement Fund") be deposited into a joint escrow interest-bearing account (the "Joint Escrow
Account") pursuant to a Joint Escrow Agreement no later than thirty (30) days following the execution of the MOU. In addition, $100,000 of the money paid pursuant to the Securities Action Settlement shall be placed in a separate money market account with a U.S. bank to be used solely for paying the cost of notice to the Plaintiff Settlement Class and the administration of the Plaintiff
Settlement

--------

1 The Debtors' directors and officers liability insurer, Genesis Insurance
Company ("Genesis") is not a signatory to the MOU, but authorized its insureds,
PHI and the Individual Defendants, to enter into the MOU.

                                       38

Class claims submitted pursuant to the Order of Final Judgment Approving
Settlement. Only the unused portion, if any, of the foregoing administration and costs fund shall be refundable to the Plaintiff Settlement Class. In the event that the costs of notice to the Plaintiff Settlement Class and the administration of claims exceeds $100,000, the Plaintiff Settlement Class shall be solely responsible for such additional costs.

         The Settlement Fund shall be used to pay approved claims of the
Plaintiff Settlement Class members pursuant to a plan of distribution to be proposed by plaintiffs on behalf of the Plaintiff Settlement Class and approved by the Florida District Court (the "Settlement Distribution Plan"). None of
Debtors, the Individual Defendants, Genesis, PwC or the Underwriter Defendants
shall have any role in or responsibility for the payment of Plaintiff Settlement
Class claims or the Plan of Distribution.

         The Confirmation Order shall constitute Court approval of the
Securities Action Settlement pursuant to Bankruptcy Rule 9019. The Plaintiffs shall look solely to the Securities Action Settlement for a distribution, and shall not receive a Distribution under the Plan. Pursuant to Section 510(b) of the Bankruptcy Code, any current or former shareholder who opts out of the
Securities Action Settlement shall be deemed a Holder of a Class PHI-8 Equity
Securities Interest and, to the extent such Interest is Allowed, it will be discharged by the Distributions to Allowed Class PHI-8 Equity Securities
Interests.

                                  ARTICLE VI.
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       GENERAL FEATURES OF THE PLAN

         The Plan is based on a substantial equity infusion into the Reorganized
Debtors by the Investors and take-out financing to replace the Credit Agreement.
In accordance with the terms and subject to the satisfaction of the conditions contained therein, the Investors will make the New Equity Investment as set forth herein. The New Equity Investment will be used to satisfy the Claims as detailed herein.

B.       CONTINUED CORPORATE EXISTENCE

         On the Closing Date, the Debtors shall consummate the Restructuring
Transaction by Closing on the Securities Purchase Agreement. On the Closing
Date, Reorganized PHI shall effectuate the Merger and the name of the surviving company shall be "Pinnacle Holdings Inc." and Reorganized PHI and its
Subsidiaries, including, but not limited to, Reorganized PTI, Reorganized PT-III and Reorganized PSA shall continue to exist after the Closing Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to the certificates of incorporation and By-Laws or articles of partnership as amended by this Plan.

                                       39

C.       CORPORATE ACTION

         1.       Cancellation Of Existing Securities And Agreements

                  On the Closing Date, except as otherwise provided for herein,
         (i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated
         under the Plan, shall be canceled, and (ii) the obligations of the
         Debtors under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are
         Reinstated under the Plan, as the case may be, shall be discharged;
         provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i)
         allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article IX hereof and (ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement;
         provided, further, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtors' liabilities under the
         Bankruptcy Code and the Confirmation Order or result in any expense or liability to any Reorganized Debtor. No Reorganized Debtor shall have any obligations to any indenture trustee, agent or servicer (or to any
         Disbursing Agent replacing such indenture trustee, agent or servicer)
         for any fees, costs or expenses, except as expressly provided in this
         Article VI.C.1; provided, however, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

                  Any actions taken by an indenture trustee, an agent, or a
         servicer that are not for the purposes authorized in this Article
         VI.C.1 of the Plan shall not be binding upon the Debtors.
         Notwithstanding the foregoing, any Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days' written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the applicable Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the

                                       40

         provisions of this Article VI.C.1 shall be deemed to apply to the new distribution agent.

         2.       Certificate of Incorporation and By-Laws

                  The certificate of incorporation and By-Laws of New Pinnacle and each Debtor shall be amended in accordance with the Exhibits to this Plan as necessary to satisfy the provisions of the Plan and the
         Bankruptcy Code and shall include, among other things, (x) a provision exempting the Investors from the application of Section 203 of the DGCL to any transaction involving the Debtors, (y) a provision expressly opting out of Section 203 of the DGCL with effect from the Effective
         Date, and (z) pursuant to Section 1123(a)(6) of the Bankruptcy Code,
         (i) a provision prohibiting the issuance of non-voting equity securities, and if applicable (ii) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

         3.       Incorporation of New Entities

                  Subject to the consent of the lenders under the Exit Facility, certain assets of the Debtors may be transferred to one or more special purpose entities incorporated to facilitate refinancing of the Exit
         Facility and, subject to the consent of the lenders under the Exit
         Facility, those entities may become borrowers and/or guarantors under the Exit Facility.

         4.       Termination of the Rights Plan

                  On the Effective Date, the Rights Plan shall be terminated, and any agreements relating thereto shall be discharged. Any party asserting damages as a result of the rejection of the Rights Plan must file a proof of Claim within thirty (30) days of entry of the
         Confirmation Order or be forever barred from asserting any Claim in respect of the Rights Plan.

D.       THE RESTRUCTURING TRANSACTION

         1.       New Equity Investment

                  Prior to the Petition Date, PHI and PTI entered into the
         Securities Purchase Agreement with the Investors, pursuant to which the
         Investors will purchase from PHI, for the Required New Equity Amount, the outstanding New Common Stock, subject to adjustment as a result of the election by Holders of Allowed Class PHI-6 Senior Notes Claims to
         receive a portion of their Distributions under the Plan in the form of
         New Common Stock. The remaining aspects of the transaction shall be

                                       41

         consistent with, and governed by the terms and conditions of, the
         Securities Purchase Agreement.

                  The sale to the Investors of shares of New Common Stock in connection with the New Equity Investment shall occur following and subject to Confirmation of the Plan by the Court and simultaneously with the consummation of the Plan, and shall be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.
         The issuance of shares of New Common Stock to Holders of Allowed Class
         PHI-6 Senior Notes Claims and New Warrants to Holders of Allowed Class
         PHI-7 Claims and Allowed Class PHI-8 Claims shall be exempt from registration under the Securities Act pursuant to Section 1145 of the
         Bankruptcy Code.

         2.       New Securities

                  a)       Authorization

                           As of the Closing Date, the issuance by Reorganized
                  PHI of (i) the New Common Stock, (ii) the New Warrants, and
                  (iii) the New Employee Stock Options is hereby authorized
                  without further act or action under applicable law,
                  regulation, order or rule.

                  b)       Issuance

                           The New Securities authorized pursuant to Article
                  VI.D.2.a hereof shall be issued by Reorganized PHI pursuant to the Plan without further act or action under applicable law, regulation, order or rule, as follows: (i) the Required New
                  Share Amount, less the number of New Senior Noteholder Shares required to be issued pursuant to elections made by Holders of
                  Allowed Class PHI-6 Senior Notes Claims in accordance with
                  Article IV.D.1, shall be issued to the Investors pursuant to the Securities Purchase Agreement, (ii) if applicable, New
                  Warrants shall be issued to the Holders of Allowed Class PHI-7
                  Convertible Notes Claims and/or the Holders of Allowed Class
                  PHI-8 Equity Securities Interests and to the Holders of such
                  Claims and Interests who grant releases in accordance with
                  Article IV.D.2 and Article IV.D.3, hereof, (iii) New Employee
                  Stock Options to purchase up to the number of shares of New
                  Common Stock equal to 10% of the amount (rounded to the
                  nearest whole number) determined by dividing (i) the Required
                  New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by
                  (ii) $10.00.

                  c)       Reserve

                           Reorganized PHI shall reserve the appropriate number
                  of shares of the New Common Stock for issuance pursuant to the
                  New Warrants and the New Employee Stock Option Plan, in each case without further act or action under applicable law,
                  regulation, order or rule.

                                       42

      3.    Investor Agreement

            Reorganized PHI and the Investors shall enter into the Investor
      Agreement on or prior to the Effective Date. The Electing Noteholders who execute the Investor Agreement on or prior to the Effective Date shall be entitled to the rights provided in such Agreement, a copy of which is annexed as Exhibit A to the Securities Purchase Agreement.

      4.    Termination of Credit Agreement, DIP Facility and Designated
            Post-Petition Loans

            At Closing, after the performance of Articles VI.A through VI.D.3 above, receipt in full of all consideration due to the Pre-Petition
      Lenders, Designated Post-Petition Lenders and DIP Lenders hereunder, including, but not limited to, payment in full of the DIP Facility and payment in full of the Credit Agreement, including fees and expenses thereunder, and the effectiveness of the discharge granted hereunder, the provisions of the DIP Facility and the Credit Agreement will be terminated. All Liens of the Pre-Petition Agent, Post-Petition Agent,
      Pre-Petition Lenders and Designated Post-Petition Lenders pursuant to the
      DIP Facility, Financing Orders and the Credit Agreement, wherever located, will, as a result, be extinguished, and the Pre-Petition Agent and
      Post-Petition Agent will execute termination statements, if requested to do so by Reorganized Pinnacle pursuant to section 1142(b) of the
      Bankruptcy Code.

      5.    Exit Facility

            At the Closing, the Investors shall cause Reorganized PHI to enter into the Exit Facility, a portion of which shall be used to make the
      Distributions under the Plan. To anticipate a future refinancing of the
      Exit Facility, prior to the Effective Date and subject to the consent of the lenders under the Exit Facility, certain property of the Debtors may be transferred to "special purpose" entities that are affiliates of the
      Debtors, and, subject to the consent of the lenders under the Exit
      Facility, such entities may become borrowers and/or guarantors under the
      Exit Facility, which transfers, borrowings and/or guarantees will facilitate such future refinancing. The Exit Facility will also be used to provide the additional borrowing capacity required by the Reorganized
      Debtors and the Subsidiaries following the Effective Date to maintain their operations. At present, Debtors and the Investors contemplate that the DB Financing will be in place at Closing as the Exit Facility. The DB
      Financing is described in detail in a commitment letter attached as
      Exhibit E to the Securities Purchase Agreement, and consists of a senior secured credit facility of $340 million, consisting of (i) a $300 million term loan facility, and (ii) a $40 million revolving loan facility, all of which debt is secured by a first priority Lien on and security interest in substantially all of Reorganized PTI's assets, and by guarantees from all of the Subsidiaries of Reorganized PTI which are secured by a first priority Lien on substantially all of their Assets.

                                       43

            If the DB Financing becomes unavailable, a similar Exit Facility would need to be arranged by either the Debtors or the Investors.

      6.    Financing for Rejection Damages Claims

            The Securities Purchase Agreement requires the Debtors to obtain the concurrence of the Investors prior to rejecting any executory contracts.
      If the Investors have so concurred, they agree to fund payment in full of any Allowed Rejection Damages Claim arising from such rejection by purchasing additional New Common Shares in a sufficient amount to fund the
      Allowed Rejection Damages. Under certain circumstances set forth in the
      Securities Purchase Agreement, the Holders of Allowed Class PHI-6 Senior
      Note Claims who elect to take their Distribution in New Common Stock may also have an opportunity to purchase New Common Stock to fund the
      Rejection Damages Claim.

E.    DIRECTORS AND OFFICERS

      On the Effective Date, the term of the current board of directors of PHI shall terminate. The initial Board of Directors of Reorganized PHI after the
Effective Date shall consist of nine (9) directors, which shall include (i) five
(5) members to be designated by the Investors, (ii) Steven R. Day, (iii) one (1)
member to be designated by David Abrams, and reasonably acceptable to the
Investors, if Abrams Capital acquires 10% of the New Common Stock outstanding as of the Effective Date and (iv) two (2) (or, in the event that no director is appointed pursuant to clause (iii), three (3)) members to be established pursuant to the Securities Purchase Agreement, subject to the requirements of
Section 1129(a)(5).

      The Debtors and the Investors intend to announce, and will file with the
Court, prior to the Confirmation Date, the identities (if known) of any individuals proposed to serve as directors of Reorganized PHI, as well as proposed changes to the existing management, if any.

      The board of directors of Reorganized PHI shall have the responsibility for the management, control, and operation of Reorganized PHI on and after the
Effective Date. The existing officers and directors of PTI, PSA and PT-III shall serve initially in their current capacities for Reorganized PTI, Reorganized PSA and Reorganized PT-III, respectively, unless otherwise specified in a writing filed with the Court prior to the Confirmation Hearing.

F.    REVESTING OF ASSETS

      The property of each Debtor's Estate, together with any property of each
Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the
Bankruptcy Code, the Bankruptcy Rules, and the Court. As of the Effective Date,
all property of each Reorganized Debtor shall be free and clear of all

                                       44

Claims and Interests, encumbrances, charges and liens, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Court, pay fees that it incurs after the Effective Date for professional fees and expenses.

G.    PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

      1.    Preservation of Rights of Action

            Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, Court order or other agreement entered into in connection with the Plan, in accordance with
      Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each
      Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

      2.    Settlement of Litigation Claims

            At any time before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtors, in consultation with the
      Investors, may settle some or all of the Litigation Claims with the approval of the Court pursuant to Bankruptcy Rule 9019.

H.    EXCLUSIVITY PERIOD

      Subject to the provisions of the Securities Purchase Agreement, the
Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

I.    EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

      The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of each Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate
Debtor shall be authorized to certify or attest to any of the foregoing actions.

J.    EXEMPTION FROM CERTAIN TRANSFER TAXES

      Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a
Debtor to a Reorganized Debtor or any other Person or entity pursuant to the
Plan, including any

                                       45

transfers to affiliates of the Reorganized Debtor, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

K.    IMPLEMENTATION OF SECURITIES ACTION SETTLEMENT

      The Confirmation Order shall constitute Court approval of the Genesis
Payment and the Securities Action Settlement to the extent required by the
Bankruptcy Code under Bankruptcy Rule 9019. The Confirmation Order shall also constitute Court approval of the Plan releases as required in the MOU. Then, upon preliminary approval of the Securities Action Settlement by the Florida
District Court, plaintiffs will provide notice of the terms of the Securities
Action Settlement in a form approved by the District Court to all the members of the Plaintiff Settlement Class. The Plaintiff Settlement Class then will be given a date by which to file any objections to the Securities Action Settlement or to opt out (the "Securities Settlement Bar Date"). Plaintiffs will look only to the Settlement Fund for a distribution. If a member of the Plaintiff
Settlement Class elects to opt out of the Securities Action Settlement, such person will not receive a distribution from the Settlement Fund or be bound by the terms thereof, and, for purposes of the Plan, shall be deemed a Holder of a
Class PHI-8 Equity Securities Interest and, to the extent such Interest is
Allowed, will receive a Pro Rata Distribution in Class PHI-8. All such Interests will be discharged by the Distributions to Allowed Class PHI-8 Equity Securities
Interests. A Person who opts out must file a proof of interest prior to the record date for Distributions to Holders of Allowed Class PHI-8 Equity
Securities Interests in order to have their Interest estimated and Allowed, or such Person will be forever barred from asserting such Interest.

      After the Securities Settlement Bar Date, the Florida District Court will conduct a final fairness hearing at which it is expected to consider any objections or any opt-outs and to enter an Order of Final Judgment. In addition to the foregoing, entry of a Final Confirmation Order providing for the Genesis
Payment shall be a condition to the effectiveness of the Securities Action
Settlement. The Debtors also have agreed to use their best efforts to obtain the releases in favor of the Individual Defendants, PwC and Genesis described in
Article XVI hereof. Plaintiffs shall be responsible for making all distributions out of the Settlement Fund to the members of the Plaintiff Settlement Class, and none of Debtors, the Individual Defendants, Genesis, PwC nor the Underwriter
Defendants shall have any obligations or liability with respect thereto except to class members who opt out, as described above.

L.    PROFESSIONAL FEE APPLICATIONS

      All final fee applications for services rendered by a professional to the
Debtors through the Effective Date shall be filed with the Court no later than ninety (90) days after

                                       46

the Closing Date. Any applications filed after such deadline shall be null, void and of no effect. The Debtors will serve a copy of this Plan on all professionals as notice of this provision.

                                  ARTICLE VII.
                       ACCEPTANCE OR REJECTION OF THE PLAN

A.    CLASSES ENTITLED TO VOTE

      Each Impaired Class of Claims and Interests that will (or may) receive or retain property or any interest in property under the Plan, i.e., Classes PHI-6,
PHI-7,and PHI-8, shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Unimpaired Classes will not be mailed a Disclosure Statement or
Ballot, but will receive notice of the mailing to Impaired Classes with instructions for requesting a copy of the Disclosure Statement.

B.    ACCEPTANCE BY IMPAIRED CLASSES

      An Impaired Class of Claims shall have accepted the Plan if (i) the
Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests
shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the
Plan.

C.    ELIMINATION OF CLASSES

      Any Class that does not contain any Allowed Claims or Interests or any
Claims or Interests temporarily allowed for voting purposes under Rule 3018 of the Bankruptcy Rules, as of the date of the commencement of the Confirmation
Hearing, shall be deemed to have been deleted from this Plan for purposes of (i)
voting to accept or reject this Plan and (ii) determining whether it has accepted or rejected this Plan under Section 1129(a)(8) of the Bankruptcy Code.

D.    CRAMDOWN

      To the extent necessary, the Debtors shall request confirmation of the
Plan, as it may be modified from time to time, under Section 1129(b) of the
Bankruptcy Code. The Debtors reserve the right, subject to the Securities
Purchase Agreement, to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification. In the event that any Class of Claims or Interests designated herein as unimpaired is held to be Impaired and therefore entitled to vote, the Debtors in their

                                       47

discretion after consultation with the Investors may deem such Class to have been rejected, and may seek to confirm their Plan under Section 1129(b) in lieu of soliciting votes.

                                 ARTICLE VIII.
              SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

      On or before the Distribution Date, Reorganized PHI shall issue for distribution in accordance with the provisions of the Plan all of the New Common
Stock, New Warrants, and New Employee Stock Options required for distribution or sale pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The terms of the New Common Stock are contained in the
Certificate of Incorporation, the terms of the New Employee Stock Options are contained in the New Employee Stock Option Plan, and the terms of the New
Warrants are contained in the Warrant Agreement included in Exhibits B, F, and
G, respectively, annexed to the Securities Purchase Agreement and incorporated in the Plan.

                                  ARTICLE IX.
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.    DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

      Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of Claims or Interests that are Allowed
Claims or Allowed Interests as of the Effective Date shall be made on the
Distribution Date, or as soon thereafter as reasonably practicable. The New
Securities to be issued under this Plan shall be deemed issued as of the
Distribution Date regardless of the date on which they are actually distributed.
All Cash distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Distributions on account of Claims that first become
Allowed Claims after the Effective Date shall be made pursuant to Articles II,
IV, and IX of this Plan.

B.    INTEREST ON CLAIMS

      Unless otherwise specifically provided for in the Plan, the Confirmation
Order, or the Financing Orders, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no Holder of a
Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, including Reinstated Claims, which shall not earn interest from the
Petition Date through the Confirmation Date. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

                                       48

C.    DISBURSING AGENT

      The Disbursing Agent shall make all distributions required under this Plan
(subject to the provisions of Articles II, IV, and IX hereof), except with respect to a Holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the Holders of
Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement. In accordance with this provision, the Distributions to the DIP Lenders and to the Lenders shall be paid to the Agent.

      If the Disbursing Agent is an independent third party designated by the
Reorganized Debtors to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent (or indenture trustee, agent, or servicer, as applicable) shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms reasonably acceptable to the Reorganized Debtors and the Investors. No Disbursing Agent
shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court; provided, however, the Debtors may choose to require a bond or surety. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the
Reorganized Debtors.

D.    SURRENDER OF SECURITIES OR INSTRUMENTS

      On or before the Distribution Date, or as soon as practicable thereafter, each Holder of an instrument evidencing an Existing Security that is not being
Reinstated (a "Certificate") shall surrender such Certificate to the Disbursing
Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the
Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the first
(1st) anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims or Interests in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, if any, shall revert to the appropriate Reorganized Debtor notwithstanding any federal or state escheat laws to the contrary.

                                       49

E.    INSTRUCTIONS TO DISBURSING AGENT

      Prior to any Distribution on account of any Existing Security, each indenture trustee, agent, or servicer of Existing Securities shall (i) inform the Disbursing Agent as to the amount of properly surrendered Existing
Securities and (ii) instruct the Disbursing Agent, in a form and manner that the
Disbursing Agent reasonably determines to be acceptable, of the names of the
Holders of Allowed Class PHI-6 Senior Note Claims, Allowed Class PHI-7
Convertible Note Claims, Allowed Class PHI-8 Equity Securities Interests, and
denominations of the New Senior Noteholder Shares, Cash, or New Warrants, as the
case may be, to be issued and distributed to or on behalf of such Holders of such Allowed Claims and Interests in exchange for properly surrendered Existing
Securities.

F.    SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS

      The services, with respect to consummation of the Plan, of indenture trustees, agents, and servicers under indentures and other agreements that govern the rights of Holders of Claims, shall be as set forth in Article VI.C.1 and elsewhere in the Plan.

      The Debtors shall pay (i) the reasonable fees and expenses of the indenture trustees (other than fees and disbursements of counsel), and (ii) the reasonable fees and expenses of their respective counsel. In the event that such fees are paid by the Debtors, the Indenture Trustees shall not exercise any rights or liens it may have for fees, costs and expenses under such indenture or other agreement. Any dispute as to the reasonableness of such legal fees and expenses shall be decided by the Bankruptcy Court.

G.    RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF SECURITIES

      At the close of business on the Distribution Record Date, the transfer ledgers for the Existing Securities shall be closed, and there shall be no further changes in the record Holders of the Existing Securities. Reorganized
PHI and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Existing Securities occurring after the Distribution Record
Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

H.    MEANS OF CASH PAYMENT

      Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine at its sole discretion; provided, however, that any Cash payment in excess of $1 million shall, notwithstanding the foregoing, be effected by wire transfer. Distributions to foreign creditors may be made, at the Disbursing Agent's option, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                                       50

I.    CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON STOCK AND NEW WARRANTS

      No fractional shares of New Common Stock or New Warrants shall be issued or distributed under the Plan or by Reorganized PHI or any Disbursing Agent,
indenture trustee, agent, or servicer. Each Person entitled to receive New
Common Stock or New Warrants will receive the total number of whole shares of
New Common Stock or the total number of New Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing
Agent shall allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more
Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares which remain to be allocated, the
Disbursing Agent shall allocate the remaining whole shares to such Holders by random lot or such other impartial method as the Disbursing Agent deems fair.
Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. New Warrants to purchase a fractional number of shares of New Common Stock shall not be issued, and the number of New
Warrants a recipient is to receive shall be adjusted downward to the closest whole number to satisfy such requirement. Finally, to the extent any provisions of this Plan would otherwise require a fraction of New Warrant to be issued, such fractional New Warrant shall be cancelled and never issued.

J.    DELIVERY OF DISTRIBUTIONS

      1.    Delivery of Distributions in General

            Distributions to Holders of Allowed Claims and Allowed Interests
      shall be made by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing
      Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the
      Disbursing Agent has not received a written notice of a change of address,
      (d) in the case of the Holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, (e) in the case of a Claim held by the Pre-Petition Lenders, the Designated Post-Petition Lenders or the DIP
      Lenders, to Bank of America, N.A., or (f) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the

                                       51

      Debtors. Existing Securities (or an appropriate certificate of lost or destroyed security) must be tendered to the Debtors prior to any
      Distribution on such Existing Security.

      2.    Undeliverable and Unclaimed Distributions

            a)    Holding of Undeliverable and Unclaimed Distributions

                  If any Holder's distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such Holder's then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer, shall be returned to the appropriate Reorganized Debtor until such distributions are claimed. With respect to undeliverable and unclaimed distributions of Cash, the Reorganized Debtor shall establish a segregated account to serve as an unclaimed distribution reserve, and all such undeliverable and unclaimed Cash distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

            b)    Failure to Claim Undeliverable Distributions

                  Any Holder of an Allowed Claim or Interest who does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed
            Distribution against the Debtors and the Estates, the Reorganized
            Debtors, or their property.

                  In such cases, (i) all Cash in respect of such undeliverable or unclaimed distribution, including interest accrued thereon, shall become the property of the appropriate Reorganized Debtor free of any restrictions thereon, and (ii) all New Common Stock or New
            Warrants in respect of such undeliverable or unclaimed distribution shall be cancelled notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require any
            Disbursing Agent, including, but not limited to, the Reorganized
            Debtors, to attempt to locate any Holder of an Allowed Claim.

K.    FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

      Notwithstanding any other provision of the Plan, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to

                                       52

the nearest whole dollar (up or down), with half dollars being rounded down. The
Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such
Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

L.    WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with this Plan and all distributions hereunder, the
Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, requiring a Substitute W-9 Form prior to making a Distribution.

M.    SETOFFS

      A Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the
Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's Holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor of any claim that the
Debtor or Reorganized Debtor may have against such Holder. The Holder of a
Disputed Claim who asserts a right of setoff shall retain such right, subject to any defenses of the Debtor or Reorganized Debtor, until the earlier of the time when (i) such Disputed Claim becomes Allowed, in whole or in part, or (ii) such
Claim is expunged by entry of an order of the Court. Notwithstanding the foregoing, nothing herein shall be deemed to expand rights to setoff available to any Person under applicable law.

                                   ARTICLE X.
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.    ASSUMED CONTRACTS AND LEASES

      Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such
Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii)
is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is listed on the schedule of rejected contracts and leases in the Plan
Supplement. The Confirmation Order shall constitute an order of the Court under
Section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

                                       53

      Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court or is listed on the schedule of rejected contracts and leases in the Plan Supplement.

B.    PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan may be in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. In the event a dispute arises regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.    REJECTED CONTRACTS AND LEASES

      All executory contracts and unexpired leases specifically listed on the schedule of rejected executory contracts and unexpired leases in the Plan
Supplement shall be deemed automatically rejected as of the Effective Date. The
Confirmation Order shall constitute an order of the Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease that (i) is not listed in the Plan
Supplement or (ii) has not been previously rejected by a Final Order. The
Investors shall provide payment, if any, required to satisfy any Allowed Class
PHI-R, Class PTI-6, Class PT-III-3, Class PSA-3 Rejection Damages Claims, to the
extent provided for in the Securities Purchase Agreement.

D.    BAR TO REJECTION DAMAGES

      If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Court and served on counsel for the Debtors within thirty (30)

                                       54

days after service of the earlier of (i) notice of entry of the Confirmation
Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

E.    COMPENSATION AND BENEFIT PROGRAMS

      Except and to the extent previously assumed by an order of the Court on or before the Confirmation Date, and except as set forth in (2) below, all employee compensation and benefit programs of the Debtors, including programs subject to
Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under
Article X.A of the Plan, but only to the extent that rights under such programs are held by a Debtor or Persons who are employees of a Debtor as of the
Confirmation Date, and the Debtors' obligations under such programs to persons who are employees of a Debtor on the Confirmation Date shall survive confirmation of this Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate Sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii)
executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in Section 1114(a) of the
Bankruptcy Code shall continue.

                                  ARTICLE XI.
                       PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT, AND UNLIQUIDATED CLAIMS

A.    OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

      As soon as practicable, but in no event later than one-hundred-eighty
(180) days after the Effective Date (unless extended by an order of the Court), the Debtors or Reorganized Debtors, as the case may be, shall file any objections to any Claims or Interests with the Court (other than to Claims which have been Reinstated, to which these procedures do not apply) and serve such objections upon the Holders of each of the Claims or Interests to which objections are made. Nothing contained herein, however, shall limit a
Reorganized Debtor's right to object to Claims or Interests, if any, filed or amended more than one-hundred-eighty (180) days after the Effective Date. The
Reorganized Debtors shall be authorized to, and shall, resolve all Disputed
Claims or Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Court or other court of appropriate jurisdiction the validity, nature, and/or amount thereof.

      The foregoing shall apply to any and all Claims, other than a Claim or any portion thereof deemed Allowed under the Plan, that are listed in the Schedules as disputed, contingent, and/or unliquidated only if the Holder of any such
Claim filed a proof of Claim on account of such Claim. The Debtors and
Reorganized Debtors reserve their right to seek an order expunging and disallowing any Claim that is listed in the Schedules as disputed, contingent, and/or unliquidated, and for which no proof of Claim was timely filed.

                                       55

      Except as otherwise provided in this Plan or the Confirmation Order, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoff or recoupments against Claims.

B.    NO DISTRIBUTIONS PENDING ALLOWANCE

      Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed
Claim or Interest unless and until all objections to such Disputed Claim or
Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Interest, or some portion thereof, has become an
Allowed Claim or Interest.

C.    DISTRIBUTION RESERVE

      The Disbursing Agent shall withhold the Distribution Reserve from the
Cash, New Common Stock, New Warrants or other property to be distributed under the Plan. As to any Disputed Claim or Interest, upon a request for estimation by a Debtor, the Court shall determine what amount is sufficient to withhold as the
Distribution Reserve. The Debtors may request estimation for every Disputed
Claim that is unliquidated and the Disbursing Agent shall withhold the
Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtors elect not to request such an estimation from the Court with respect to a Disputed Claim or Interest that is liquidated, the
Disbursing Agent shall withhold the Distribution Reserve based upon the Face
Amount of such Claim or Interest. Nothing in the Plan or herein shall be deemed to entitle the Holder of a Disputed Claim to post petition interest on such
Claim, and such Holder shall not be entitled to any such interest.

      Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock or shares represented by any New
Warrants held in the Distribution Reserve. In the event that any matter requires approval by the shareholders of Reorganized PHI prior to the Distribution or cancellation of all shares of New Common Stock or New Warrants from or in the
Distribution Reserve, the shares of New Common Stock and any New Warrants held by the Disbursing Agent shall, for voting purposes only, be deemed not to have been issued.

      If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment, and the Debtors shall receive the interest earned thereon.

D.    DISTRIBUTIONS AFTER ALLOWANCE

      The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and Distributions from the Distribution Reserve to each Holder of a Disputed Claim or Interest that has become an Allowed Claim or Interest in accordance with the

                                       56

provisions of the Plan governing the Class of Claims or Interests to which such
Holder belongs. On the date which is no later than thirty (30) days after the date that the order or judgment of the Court allowing all or part of such Claim or Interest becomes a Final Order, the Disbursing Agent shall distribute to the
Holder of such Claim or Interest any Cash, New Common Stock, New Warrants, or
other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim or Interest been allowed on the
Distribution Date.

      After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim and Interest (i) any New Common
Stock or New Warrants held in the Distribution Reserve shall be distributed Pro
Rata to Holders of Allowed Claims and Interests entitled thereto under the terms of this Plan and (ii) any Cash or other property remaining in the Distribution
Reserve shall become property of the Reorganized Debtors.

      All distributions made under this Article XI.D on account of an Allowed
Claim or Interest shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim or Interest had been Allowed on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under this Article XI.D more frequently than once every one-hundred-twenty (120) days, or to make any individual payments in an amount less than twenty-five dollars ($25.00).

                                  ARTICLE XII.
                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

A.    CONDITIONS TO CONFIRMATION

      The following are conditions precedent to confirmation of the Plan, each of which must be (i) satisfied or (ii) waived in accordance with Article XII.C below:

      1.    The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Investors.

      2.    The Investors shall have arranged for credit availability under the
            Credit Facility or a new senior financing facility, which may be the
            DB Financing, in amount, form and substance acceptable to the
            Investors.

B.    CONDITIONS TO CONSUMMATION

      The following are conditions precedent to the occurrence of the Closing
Date, each of which must be (i) satisfied or (ii) waived in accordance with
Article XII.C below:

                                       57

      1.    The Break-Up Payment Order, in form and substance reasonably acceptable to the Investors, shall have been entered by the Court and shall have become a Final Order.

      2.    The Confirmation Order, in form and substance acceptable to the
            Investors, confirming the Plan, as the same may have been modified, supplemented, or amended, shall have become a Final Order.

      3.    All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

      4.    No request for revocation of the Confirmation Order under section
            1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; and no temporary restraining order, preliminary or permanent injunction preventing any of the transactions contemplated by this Plan shall be in effect.

      5.    The Reorganized Debtors shall have credit availability under the
            Credit Agreement or a new senior financing facility, which may be the DB Financing, in amount, form and substance acceptable to the
            Investors.

      6.    The following agreements, in form and substance satisfactory to the
            Investors, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

            a.    Certificate of Incorporation and By-Laws of New Pinnacle;

            b.    Amended and Restated Certificate of Incorporation and By-Laws
                  of PTI;

            c.    Amended and Restated Certificate of Incorporation and By-Laws
                  of PT-III;

            d.    Amended and Restated Certificate of Incorporation and By-Laws
                  of PSA;

            e.    Investor Agreement;

            f.    Warrant Agreement;

            g.    all documents necessary to effectuate the issuance of the New
                  Securities;

            h.    New Employee Stock Option Plan; and

            i.    all documents necessary to effectuate to the DB Financing, or any alternative Exit Facility.

      7.    The Rights Plan shall have been terminated as provided in Article
            VI.C.4.

      8.    All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                                       58

      9.    Steven Day and William Freeman shall continue to be employed by PHI as the Chief Executive Office and Chief Financial Officer,
            respectively.

      10.   The Companies shall have resolved various tax matters to the satisfaction of the Investors as specified in the Securities
            Purchase Agreement.

      11.   The Debtors shall meet certain Minimum EBITDA, Cash Funding and
            Assumed Liabilities thresholds as specified in the Securities
            Purchase Agreement.

      12.   The Securities Purchase Agreement shall not have been terminated in accordance with its terms; and

      13.   All other conditions to Closing specified in the Securities Purchase
            Agreement shall have been satisfied or waived by the appropriate parties.

C.    WAIVER OF CONDITIONS

      Each of the conditions set forth in Articles XII.A and XII.B above, other than those contained in Articles XII.B.2, may be waived in whole or in part by the Debtors or Reorganized Debtors, with the prior written consent of the
Investors, without any notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Closing Date may be asserted by the Debtors or Reorganized Debtors with the prior written consent of the Investors, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or
Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time. The waiver of any condition to Confirmation or to the Closing Date shall not constitute or be deemed a waiver of any other condition. Unless waived, the failure to satisfy any condition to the Closing Date will preclude the Effective
Date's occurrence, regardless of the circumstances giving rise thereto
(including any action or inaction by a Debtor or Reorganized Debtor).

                                  ARTICLE XIII.
                          MODIFICATIONS AND AMENDMENTS

      The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the
Confirmation Date, with the prior written consent of the Investors and the
Senior Noteholders' Committee (as provided in the Securities Purchase
Agreement). The Debtors reserve the right to include any such amended Exhibits in a plan supplement. After the Confirmation Date and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation
Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under the

                                       59

Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

                                  ARTICLE XIV.
                           RETENTION OF JURISDICTION

      Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including, without limitation, jurisdiction to:

      A.    Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or
Interests, whether or not such objection was filed before or after Confirmation;
provided, however, that this provision shall not be deemed to submit Reinstated
Claims to the exclusive jurisdiction of the Court;

      B.    Hear and determine all applications for compensation and
reimbursement of expenses of Professionals under the Plan or under Sections 330,
331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained and ordinary course professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

      C.    Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any
Claims arising therefrom;

      D.    Effectuate performance of and payments under the provisions of the
Plan;

      E.    Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, including, without limitation, all Avoidance
Actions and turnover requests;

      F.    Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Restructuring, the Plan, the Disclosure Statement, or the Confirmation
Order;

      G.    Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising

                                       60

under agreements, documents or instruments executed in connection with the Plan, including but not limited to the Securities Purchase Agreement;

      H.    Hear and determine any request to (i) modify the Plan, (ii) cure any defect or omission, or (iii) reconcile any inconsistency in any order of the
Court, including, without limitation, the Confirmation Order;

      I.    Issue and enforce injunctions, enter and implement other orders, or take any other action as may be necessary or appropriate to restrain any interference by any entity with the implementation, consummation, or enforcement of the Restructuring, the Plan, or the Confirmation Order;

      J.    Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated or distributions pursuant to the Plan are enjoined or stayed;

      K.    Hear and determine any matters arising in connection with or relating to the Restructuring, the Plan, the Disclosure Statement, the
Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Restructuring, the Plan, the Disclosure
Statement or the Confirmation Order and the interpretation thereof;

      L.    Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

      M.    Recover all assets of the Debtors and property of the Debtors'
Estates, wherever located;

      N.    Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

      O.    Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

      P.    Hear and determine requests for payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, compensation of and reimbursement of expenses of parties entitled thereto;

      Q.    Hear and determine such other matters as may be provided in the
Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code, Bankruptcy Rules, Title 28 of the United
States Code or any other relevant title of the U.S. Code; and

      R.    Enter a final decree closing the Chapter 11 Cases.

                                       61

      Notwithstanding the preceding paragraph, the Court shall not have jurisdiction to determine the interpretation, enforceability, scope, nature, priority or any other matter arising under or related to the Exit Facility once the Exit Facility becomes effective.

                                   ARTICLE XV.
                           COMPROMISES AND SETTLEMENTS

      Pursuant to Rule 9019(a) of the Bankruptcy Rules, the Debtors may, with the prior written consent of the Investors, compromise and settle various Claims against them and/or claims they may have against other Persons. The Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the
Effective Date. After the Effective Date, such right shall pass to the
Reorganized Debtors pursuant to Articles VI.F and VI.G of the Plan.

                                  ARTICLE XVI.
                            MISCELLANEOUS PROVISIONS

A.    BAR DATE FOR ADMINISTRATIVE, SUBSTANTIAL CONTRIBUTION, AND PROFESSIONAL
      FEE CLAIMS

      The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims, including Substantial Contribution
Claims and Professional Fee Claims (including the expenses of the members of the
Creditors' Committee (if one has been appointed)), which date will be forty-five
(45) days after the Closing Date for Administrative and Substantial Contribution
Claims, and ninety (90) days after the Closing Date for Professional Fee Claims.
Holders of asserted Administrative Claims, other than claims for Professional
Fees or the expenses of the members of the Creditors' Committee (if one has been appointed), not paid prior to the Confirmation Date must submit proofs of
Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to
Rules 3020(c) and 2002(f) of the Bankruptcy Rules will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or
Reorganized Debtors, as the case may be, shall have forty-five (45) days (or such longer period as may be allowed by order of the Court) following the
Administrative Claims Bar Date to review and object to such Administrative
Claims before a hearing for determination of allowance of such Administrative
Claims.

B.    BAR DATE FOR OTHER CLAIMS AND INTERESTS

      1.    Existing Securities

            Distributions on Existing Securities and to Holders of Equity
      Securities Interests will be made to the beneficial Holders of Record on the record date set by the Court (and, if no such date is set, then the record date will be the date of the Confirmation Order). Any person who is not a Holder of record on such date shall

                                       62

      be forever barred from asserting a Claim or Interest against the Debtors.
      The Notice of Confirmation will set forth such date and constitute notice of the Existing Securities Bar Date.

      2.    Bar Date for General Unsecured Claims

            The Debtors will not seek a bar date for General Unsecured Claims, as such Claims are Reinstated under the Plan. Holders of General Unsecured
      Claims do not have to file proofs of Claim.

      3.    Bar Date for Other Claims

            The Court has established a bar date for all other Claims not discussed in Article XVI.A above, including priority Claims, which bar date has been set as November 18, 2002, for Claims by governmental units, and as July 22, 2002, for all other priority Claims. Debtors will serve all affected parties with notice of the bar date, and after such date, such Claimants will be forever barred from asserting any claims against the Debtors for any period prior to the Petition Date.

C.    PAYMENT OF STATUTORY FEES

      All fees payable pursuant to Section 1930 of title 28 of the United States
Code, as determined by the Court at the Confirmation shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but prior to the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

D.    SEVERABILITY OF PLAN PROVISIONS

      If, prior to Confirmation, the Court holds any term or provision of the
Plan to be invalid, void or unenforceable, the Court, at the request of any
Debtor, may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.
Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.    SUCCESSORS AND ASSIGNS

      The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or permitted assign of such entity.

                                       63

F.    SATISFACTION OF SUBORDINATION RIGHTS

      All Claims of the Holders of the Senior Notes and the Convertible Notes
against the Debtors and all rights and claims between or among such Holders relating in any manner whatsoever to any claimed subordination rights (if any), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to Holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim, including, but not limited to, Holders of Senior Note Claims and Convertible
Note Claims, by reason of any claimed subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

G.    DISCHARGE OF THE DEBTORS

      All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and
Interests of any nature whatsoever against the Debtors or any of their assets or properties, except with respect to Reinstated Claims and as otherwise provided herein or in the Confirmation Order. Regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy
Code from any and all Claims and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability
(including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections
502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of
Claim based upon such debt is filed or deemed filed under Section 501 of the
Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based upon such debt accepted the Plan, except with respect to Reinstated Claims. Upon entry of the
Confirmation Order, any Holder of such discharged Claim or Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The
Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors other than Reinstated Claims, subject to the
Effective Date occurring.

                                       64

H.    INJUNCTION

      UNLESS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL
INJUNCTION AND STAYS PROVIDED FOR IN THE CASE PURSUANT TO SECTIONS 105 AND 362
OF THE BANKRUPTCY CODE, OR OTHERWISE IN EFFECT AT THE CONFIRMATION DATE SHALL
REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE; PROVIDED, HOWEVER,
THAT SUCH STAYS AND INJUNCTIONS ARE DEEMED MODIFIED TO THE EXTENT NECESSARY TO
PERMIT ANY SETTLEMENTS EMBODIED IN THIS PLAN TO GO FORWARD. IN ACCORDANCE WITH
SECTION 524 OF THE BANKRUPTCY CODE, THE DISCHARGE PROVIDED BY ARTICLE XVI.G
ABOVE AND SECTION 1141 OF THE BANKRUPTCY CODE SHALL ACT AS AN INJUNCTION AGAINST
THE COMMENCEMENT OR CONTINUATION OF ANY ACTION, EMPLOYMENT OF PROCESS, OR ACT TO
COLLECT, OFFSET, OR RECOVER THE CLAIMS AND INTERESTS DISCHARGED HEREBY. EXCEPT
AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL
ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST, OR INTERESTS IN, THE
DEBTORS (OTHER THAN REINSTATED CLAIMS) WILL BE PERMANENTLY ENJOINED, ON AND
AFTER THE EFFECTIVE DATE, FROM (I) COMMENCING OR CONTINUING IN ANY MANNER ANY
ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY SUCH CLAIM OR
INTEREST, (II) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY
MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS ON
ACCOUNT OF ANY SUCH CLAIM OR INTEREST, (III) CREATING, PERFECTING, OR ENFORCING
ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS OR AGAINST THE PROPERTY OR
INTERESTS IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM OR INTEREST,
AND (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND
AGAINST ANY OBLIGATION DUE FROM THE DEBTORS OR AGAINST THE PROPERTY OR INTERESTS
IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM OR INTEREST; PROVIDED,
HOWEVER, THAT THIS INJUNCTION IS DEEMED MODIFIED TO THE EXTENT NECESSARY TO
EFFECTUATE THE SECURITIES ACTION SETTLEMENT EMBODIED IN ARTICLE V HEREIN. THE
FOREGOING INJUNCTION WILL EXTEND TO SUCCESSORS OF THE DEBTORS (INCLUDING,
WITHOUT LIMITATION, THE REORGANIZED DEBTORS) AND THEIR RESPECTIVE PROPERTIES AND
INTERESTS IN PROPERTY.

I.    RELEASES

      1.    Generally

            THE RELEASES EMBODIED IN THE PLAN ARE IN SETTLEMENT AND COMPROMISE
      OF CERTAIN CLAIMS BELONGING TO THE DEBTORS AND THEIR BANKRUPTCY ESTATES
      AND ARE IN ADDITION TO, AND NOT IN LIEU OF, ANY OTHER RELEASE SEPARATELY
      GIVEN, CONDITIONALLY OR UNCONDITIONALLY, BY DEBTORS TO ANY OTHER PERSON OR
      ENTITY, OR BY ANOTHER PERSON OR ENTITY TO THE DEBTORS, OR BY ANY OTHER
      PERSON OR ENTITY TO ANOTHER PERSON OR ENTITY, INCLUDING, WITHOUT
      LIMITATION, THE RELEASES GIVEN BY THE DEBTORS IN THE SECURITIES ACTION
      SETTLEMENT, WHICH RELEASES ARE DEEMED APPROVED UPON CONFIRMATION OF THE
      PLAN.

                                       65

      2.    Releases to the Debtors

            EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, THE
      DISTRIBUTIONS AND RIGHTS THAT ARE PROVIDED IN THE PLAN WILL BE IN COMPLETE
      SATISFACTION, DISCHARGE, AND RELEASE, EFFECTIVE AS OF THE CLOSING DATE, OF
      ALL CLAIMS AND CAUSES OF ACTION AGAINST, LIABILITIES OF AND LIENS ON THE
      DEBTORS, INCLUDING THEIR PRESENT AND FORMER OFFICERS, DIRECTORS, MANAGERS,
      MEMBERS, INTEREST HOLDERS, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS AND
      AGENTS, WHETHER KNOWN OR UNKNOWN (COLLECTIVELY, THE "RELEASED DEBTOR
      PARTIES"), OR BASED ON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY
      OR SECURITY, INSTRUMENT, OR OTHER AGREEMENT OF ANY KIND OR NATURE
      OCCURRING, ARISING OR EXISTING PRIOR TO THE CLOSING DATE THAT WAS OR COULD
      HAVE BEEN THE SUBJECT OF A CLAIM, IN EACH CASE REGARDLESS OF WHETHER A
      PROOF OF CLAIM OR INTEREST WAS FILED, WHETHER OR NOT ALLOWED, AND WHETHER
      OR NOT THE HOLDER OF THE CLAIM OR INTEREST HAS VOTED ON THE PLAN. FURTHER,
      EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, ANY ENTITY
      ACCEPTING ANY DISTRIBUTION UNDER THE PLAN WILL BE PRESUMED TO HAVE
      RELEASED THE RELEASED DEBTOR PARTIES FROM ANY CAUSE OF ACTION BASED ON THE
      SAME SUBJECT MATTER AS THE CLAIM OR INTEREST FROM WHICH A DISTRIBUTION IS
      RECEIVED. THE FOREGOING RELEASES SHALL NOT ALTER, AFFECT OR RELEASE ANY
      CLAIMS OF WHATEVER NATURE THAT ANY ENTITY MAY HAVE AGAINST ANYONE OTHER
      THAN THE RELEASED DEBTOR PARTIES.

      3.    Mutual Consensual Releases

            BY MUTUAL AGREEMENT, EFFECTIVE AS OF THE CONFIRMATION DATE, BUT
      SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE
      PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, EACH OF THE DEBTORS,
      THE REORGANIZED DEBTORS, THE INVESTORS, THE HOLDERS OF ALLOWED CLASS PHI-6
      SENIOR NOTE CLAIMS (INCLUDING THE CURRENT AND FORMER MEMBERS OF THE SENIOR
      NOTEHOLDERS' COMMITTEE, WHETHER OR NOT THEY CONTINUE TO HOLD SENIOR
      NOTES), THE INDIVIDUAL DEFENDANTS AND PWC, AND EACH OF THEIR RESPECTIVE
      CURRENT AND FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS,
      MANAGERS, SHAREHOLDERS, PARTNERS, PRINCIPALS, REPRESENTATIVES, EMPLOYEES,
      ATTORNEYS, FINANCIAL ADVISORS AND AGENTS AND THEIR RESPECTIVE PROPERTY
      SHALL BE RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF
      ACTION, AND LIABILITIES WHICH ANY OF SUCH PARTIES MAY BE ENTITLED TO
      ASSERT, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE
      SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR
      UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON
      ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE TAKING PLACE ON OR
      BEFORE THE CONFIRMATION DATE IN ANY WAY RELATING TO THE DEBTORS, THEIR
      BUSINESS, THEIR GOVERNANCE, THEIR SECURITIES DISCLOSURE PRACTICES, THE
      PURCHASE OR SALE OF ANY OF THE DEBTORS DEBT SECURITIES OR EQUITY
      SECURITIES, OR THE RESTRUCTURING (COLLECTIVELY THE "RELEASED CLAIMS");
      PROVIDED HOWEVER THAT, WITH RESPECT PWC (OR ANY OTHER ACCOUNTING FIRM), OR
      ANY OF THEIR CURRENT AND FORMER

                                       66

      OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS,
      SHAREHOLDERS, PARTNERS, PRINCIPALS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS,
      AGENTS AND THEIR RESPECTIVE PROPERTY, RELEASED CLAIMS SHALL BE DEFINED AS
      ANY AND ALL CLAIMS, DEMANDS, RIGHTS, CAUSES OF ACTION OR LIABILITIES, OF
      EVERY NATURE AND DESCRIPTION WHATSOEVER, WHETHER BASED IN LAW OR EQUITY,
      ON FEDERAL, STATE, LOCAL, STATUTORY OR COMMON LAW, OR ANY OTHER LAW, RULE
      OR REGULATION, INCLUDING BOTH KNOWN CLAIMS AND UNKNOWN CLAIMS, THAT HAVE
      BEEN OR COULD HAVE BEEN ASSERTED DIRECTLY, INDIRECTLY, REPRESENTATIVELY OR
      IN ANY OTHER CAPACITY WHICH ARISE OUT OF, OR RELATE IN ANY WAY, DIRECTLY
      OR INDIRECTLY, TO, THE ALLEGATIONS, TRANSACTIONS, FACTS, EVENTS, MATTERS,
      OCCURRENCES, ACTS, REPRESENTATIONS OR OMISSIONS INVOLVED, SET FORTH,
      REFERRED TO, OR THAT RELATE TO PINNACLE AND THAT COULD HAVE BEEN ASSERTED
      IN THIS SECURITIES ACTION, INCLUDING WITHOUT LIMITATION, CLAIMS FOR
      NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF DUTY OF CARE, BREACH OF DUTY OF
      LOYALTY, BREACH OF DUTY OF CANDOR, FRAUD, NEGLIGENT MISREPRESENTATION, AND
      BREACH OF FIDUCIARY DUTY. NOTWITHSTANDING ANYTHING IN ARTICLE XVI.I OF THE
      PLAN, NO SUCH RELEASE PROVIDED UNDER THE PLAN SHALL HAVE THE EFFECT OF
      RELEASING IN ANY WAY PWC, ITS AFFILIATES OR ANY OTHER ACCOUNTING FIRM,
      WITHOUT THE DEBTORS' WRITTEN CONSENT, WHICH CONSENT SHALL BE GIVEN UPON
      CONSUMMATION OF THE SETTLEMENT OF SECURITIES ACTION. NOTWITHSTANDING
      ANYTHING ELSE IN ARTICLE XVI.I OF THE PLAN, CLAIMS OF PRESENT AND FORMER
      DIRECTORS AND OFFICERS OF THE DEBTORS AGAINST THE DEBTORS FOR
      INDEMNIFICATION AND CONTRIBUTION SHALL NOT BE RELEASED UNTIL (I) THE
      SETTLEMENT OF THE SECURITIES ACTION IS CONSUMMATED, AND (II) THE RELEASES
      IN THE PLAN RUNNING TO SAID PRESENT AND FORMER OFFICERS AND DIRECTORS ARE
      APPROVED BY THE COURT IN THE CONFIRMATION ORDER OR OTHERWISE. TO THE
      EXTENT THAT THE COURT, OR OTHER COURT OF COMPETENT JURISDICTION, FAILS TO
      APPROVE ANY PORTION OF THIS RELEASE, THE REMAINING PORTION OF THIS RELEASE
      SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE CONSTRUED TO THE
      BROADEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW. IN ADDITION, EFFECTIVE
      AS OF THE CLOSING DATE, BY MUTUAL AGREEMENT (I) EACH OF THE DESIGNATED
      POST-PETITION LENDERS, THE PRE-PETITION LENDERS AND THE DIP LENDERS, THE
      DEBTORS, AND THE DEBTORS' DIRECT AND INDIRECT SUBSIDIARIES SHALL BE
      RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION
      AND LIABILITIES ARISING ON OR PRIOR TO THE CLOSING DATE WHICH ANY SUCH
      PARTY MAY BE ABLE TO ASSERT AGAINST THE OTHER SOLELY ARISING FROM OR
      RELATED TO THE DIP FACILITY, THE FINANCING ORDERS, THE POST-PETITION
      CREDIT AGREEMENT OR THE CREDIT AGREEMENT; AND (II) EACH OF THE PARTIES TO
      THE COMMITMENT LETTER FOR THE DB FINANCING, AND EACH OF THEIR OFFICERS,
      DIRECTORS, MEMBERS, MANAGERS, PARTNERS, PRINCIPALS, REPRESENTATIVES,
      ATTORNEYS, FINANCIAL ADVISORS AND AGENTS, AND EACH DIRECT AND INDIRECT
      SUBSIDIARY OF DEBTORS SHALL BE RELEASED FROM ANY AND ALL CLAIMS,
      OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES OF WHATEVER KIND OR
      NATURE, KNOWN OR UNKNOWN, ARISING ON OR PRIOR TO THE CLOSING DATE, AND
      RELATED SOLELY TO THE DEBTORS, THEIR BUSINESS, THEIR GOVERNANCE, THEIR
      SECURITY DISCLOSURE PRACTICES OR THE RESTRUCTURING; PROVIDED, HOWEVER,
      THAT NOTHING IN THIS SENTENCE SHALL RELEASE

                                       67

      ANY PARTIES FROM ANY OBLIGATIONS, LIABILITIES OR RIGHTS ARISING PURSUANT
      TO THE COMMITMENT LETTER FOR THE DB FINANCING, THE DB FINANCING ITSELF OR
      THE EXIT FACILITY.

      4.    Releases by Electing Allowed Class PHI-7 Convertible Note Holders
            and PHI-8 Equity Securities Interest Holders

            EVERY HOLDER OF AN ALLOWED CLASS PHI-7 CONVERTIBLE NOTE CLAIM AND
      ALLOWED CLASS PHI-8 EQUITY SECURITIES INTEREST HAS THE OPTION, ON THE
      BALLOT OR AN ELECTION FORM PROVIDED WITH THE BALLOT, TO GRANT A RELEASE TO
      ALL PARTIES ("ELECTING PHI-7 AND PHI-8 RELEASE"), AS EXPLAINED BELOW. IT
      IS NOT NECESSARY TO VOTE IN FAVOR OF THE PLAN TO RECEIVE A DISTRIBUTION AS
      AN ELECTING HOLDER OF AN ALLOWED CLASS PHI-7 CONVERTIBLE NOTE CLAIM OR
      ALLOWED CLASS PHI-8 EQUITY SECURITIES INTEREST UNDER THE PLAN. HOLDERS OF
      ALLOWED CLASS PHI-7 AND ALLOWED CLASS PHI-8 EQUITY SECURITIES INTERESTS
      WILL RECEIVE BALLOTS OR ELECTION FORMS THAT WILL HAVE A PLACE TO ELECT TO
      GRANT RELEASES OR NOT. HOLDERS WHO FAIL TO MAKE SUCH AN ELECTION WILL BE
      DEEMED TO BE ELECTING TO GRANT THE RELEASES. EVERY HOLDER OF AN ALLOWED
      CLASS PHI-7 CONVERTIBLE NOTE CLAIM OR AN ALLOWED CLASS PHI-8 EQUITY
      SECURITIES INTEREST WHO ELECTS (OR IS DEEMED TO ELECT) TO BE GRANTING THE
      VOLUNTARY RELEASE WILL BE BOUND BY THE FOLLOWING PROVISION:

            CLASS PHI-7 AND PHI-8 VOLUNTARY RELEASE - EVERY ELECTING CLASS PHI-7
            AND PHI-8 CLAIMANT OR INTEREST HOLDER HEREBY WAIVES, DISCHARGES AND
            FOREVER RELEASES: THE DEBTORS; THE INVESTORS; THE CURRENT AND FORMER
            MEMBERS OF THE SENIOR NOTEHOLDERS' COMMITTEE; AND EACH OF THEIR
            AGENTS; PRESENT AND FORMER OFFICERS, DIRECTORS, AND EMPLOYEES;
            ATTORNEYS; FINANCIAL ADVISORS; CONSULTANTS; SUCCESSORS; AND ASSIGNS
            FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS
            OR OFFSET AND/OR ALLEGATIONS, INCLUDING, WITHOUT LIMITATION,
            AVOIDANCE ACTIONS, SECURITIES CLAIMS, AND DISPUTED OFFSETS, EACH MAY
            HAVE OR MAY HAVE MADE, OR THAT IS BASED ON THE FACTS OR
            CIRCUMSTANCES ARISING AT ANY TIME PRIOR TO THE CONFIRMATION DATE,
            WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO THEIR
            BUSINESS RELATIONSHIP WITH THE DEBTORS.

      5.    Releases from Security Holders

            IN CONSIDERATION OF THE PAYMENTS TO BE MADE BY THIRD PARTIES IN
      FURTHERANCE OF THE SECURITIES ACTION SETTLEMENT (AS DESCRIBED IN ARTICLE V
      HEREOF), EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE
      OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE
      CONFIRMATION ORDER, EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, THE
      INDIVIDUAL DEFENDANTS, GENESIS, PWC AND EACH OF THEIR RESPECTIVE CURRENT
      AND FORMER

                                       68

      OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS,
      SHAREHOLDERS, PARTNERS, PRINCIPALS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS,
      FINANCIAL ADVISORS AND AGENTS AND THEIR RESPECTIVE PROPERTY SHALL BE
      RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION,
      AND LIABILITIES WHICH ANY HOLDER OF AN EXISTING SECURITIES CLAIM AGAINST
      THE DEBTORS MAY BE ENTITLED TO ASSERT, WHETHER FOR TORT, FRAUD, CONTRACT,
      VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, INDEMNIFICATION OR
      OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR
      HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION,
      TRANSACTION, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE
      CONFIRMATION DATE IN ANY WAY RELATING TO THE DEBTORS, THEIR BUSINESS,
      THEIR GOVERNANCE, THEIR SECURITIES DISCLOSURE PRACTICES, THE PURCHASE OR
      SALE OF ANY OF THE DEBTORS' EXISTING SECURITIES, OR THE RESTRUCTURING;
      (COLLECTIVELY THE "EXISTING SECURITIES RELEASED CLAIMS"); PROVIDED HOWEVER
      THAT, WITH RESPECT TO PWC (OR ANY OTHER ACCOUNTING FIRM), OR ANY OF ITS
      CURRENT AND FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS,
      MANAGERS, SHAREHOLDERS, PARTNERS, PRINCIPALS, REPRESENTATIVES, EMPLOYEES,
      ATTORNEYS, AGENTS AND THEIR RESPECTIVE PROPERTY, EXISTING SECURITIES
      RELEASED CLAIMS SHALL ONLY INCLUDE CLAIMS THAT WERE OR COULD HAVE BEEN
      ASSERTED IN, OR ARISE OUT OF, THE SECURITIES ACTION. NOTWITHSTANDING
      ANYTHING IN ARTICLE XVI.I OF THE PLAN, NO RELEASE PROVIDED UNDER THE PLAN
      SHALL HAVE THE EFFECT OF RELEASING IN ANY WAY PWC, ITS AFFILIATES OR ANY
      OTHER ACCOUNTING FIRM, OR OF RELEASING GENESIS OR ANY OTHER INSURER OR
      OTHER OBLIGOR UNDER ANY DIRECTOR AND OFFICER LIABILITY OR OTHER INSURANCE
      POLICY, FOR ANY CLAIM WITHOUT THE DEBTORS' WRITTEN CONSENT, WHICH CONSENT
      SHALL BE GIVEN UPON CONSUMMATION OF THE SETTLEMENT OF THE SECURITIES
      ACTION. NOTWITHSTANDING ANYTHING IN ARTICLE XVI.I.5 OF THE PLAN, NO
      RELEASE CONTAINED IN ARTICLE XVI.I.5 OF THE PLAN SHALL AFFECT THE RIGHTS
      OF DEBTORS, REORGANIZED DEBTORS OR OF THE INDIVIDUAL DEFENDANTS OR ANY
      OTHER INSUREDS TO COVERAGE, IF ANY, UNDER ANY DIRECTOR AND OFFICER
      LIABILITY OR ANY OTHER INSURANCE POLICY ISSUED BY GENESIS (SUCH RELEASES
      TO BE MADE PURSUANT TO A SEPARATE AGREEMENT BETWEEN THE DEBTORS,
      REORGANIZED DEBTORS, THE INDIVIDUAL DEFENDANTS AND GENESIS) OR ANY OTHER
      INSURER OR OTHER OBLIGOR. NOTWITHSTANDING ANYTHING ELSE IN ARTICLE XVI.I
      OF THE PLAN, CLAIMS OF THE INDIVIDUAL DEFENDANTS OR OF PRESENT AND FORMER
      DIRECTORS AND OFFICERS OF THE DEBTORS AGAINST THE DEBTORS FOR
      INDEMNIFICATION AND CONTRIBUTION SHALL NOT BE RELEASED UNTIL (I) THE
      SETTLEMENT OF THE SECURITIES ACTION IS CONSUMMATED, AND (II) THE RELEASES
      IN THIS PLAN RUNNING TO SAID INDIVIDUAL DEFENDANTS AND PRESENT AND FORMER
      OFFICERS AND DIRECTORS ARE APPROVED BY THE COURT IN THE CONFIRMATION ORDER
      OR OTHERWISE. TO THE EXTENT THAT THE COURT, OR OTHER COURT OF COMPETENT
      JURISDICTION, FAILS TO APPROVE ANY PORTION OF THIS RELEASE, THE REMAINING
      PORTION OF THIS RELEASE SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE
      CONSTRUED TO THE BROADEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

                                       69

      6.    Certain Releases Contingent on Finalization of Settlement in
            Securities Action

            NOTWITHSTANDING ANYTHING IN ARTICLE XVI.I HEREOF, NO RELEASE
      PROVIDED UNDER THE PLAN SHALL HAVE THE EFFECT OF RELEASING ANY OF THE
      NON-DEBTOR DEFENDANTS WITH RESPECT TO ANY CLAIMS ASSERTED OR TO BE
      ASSERTED IN THE SECURITIES ACTION (INCLUDING BUT NOT LIMITED TO THE
      INDIVIDUAL DEFENDANTS, PWC AND THE UNDERWRITER DEFENDANTS) UNLESS AND
      UNTIL THE SETTLEMENT OF THE SECURITIES ACTION IS CONSUMMATED BY VIRTUE OF
      THE ENTRY OF A FINAL NON-APPEALABLE ORDER OF THE BANKRUPTCY COURT AS
      DESCRIBED IN PARAGRAPH 5 OF THE MEMORANDUM OF UNDERSTANDING AND THE
      ISSUANCE OF AN ORDER OF FINAL JUDGMENT APPROVING THE SETTLEMENT AS
      DESCRIBED IN PARAGRAPH 6 OF THE MEMORANDUM OF UNDERSTANDING. IN ADDITION,
      IN THE EVENT THAT THE SETTLEMENT OF THE SECURITIES ACTION IS NOT
      CONSUMMATED AS SET FORTH ABOVE AND THE PLAN IS CONFIRMED, ANY RELEASE OR
      DISCHARGE GRANTED TO THE DEBTORS UNDER THE PLAN SHALL NOT AFFECT THE
      RIGHTS OF THE INDIVIDUAL PLAINTIFFS AND THE CLASS IN THE SECURITIES ACTION
      FROM PURSUING ANY CLAIMS AGAINST THE DEBTORS SOLELY WITH RESPECT TO AND
      LIMITED TO ANY AVAILABLE ENTITY COVERAGE PROVIDED TO THE DEBTORS UNDER ANY
      DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY.

J.    EXCULPATION AND LIMITATION OF LIABILITY

      NEITHER THE REORGANIZED DEBTORS, THE INVESTORS, THE LENDERS UNDER THE EXIT
FACILITY, NOR ANY STATUTORY COMMITTEE, OR ANY OF THEIR RESPECTIVE PRESENT OR
FORMER MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, OR AGENTS,
SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF A CLAIM OR AN INTEREST, OR
ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES,
REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS, OR AFFILIATES, OR ANY OF THEIR
SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO,
OR ARISING OUT OF, THE CHAPTER 11 CASES, THE SOLICITATION OF ACCEPTANCES OF THE
PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR
THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN,
EXCEPT FOR THEIR WILLFUL MISCONDUCT, AND IN ALL RESPECTS SHALL BE ENTITLED TO
REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND
RESPONSIBILITIES UNDER THE PLAN.

      NOTWITHSTANDING ANY OTHER PROVISION OF THIS PLAN, NO HOLDER OF A CLAIM OR
INTEREST, NO OTHER PARTY IN INTEREST, NONE OF THEIR RESPECTIVE AGENTS,
EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS, OR AFFILIATES, AND NO
SUCCESSORS OR ASSIGNS OF THE FOREGOING, SHALL HAVE ANY RIGHT OF ACTION AGAINST
ANY REORGANIZED DEBTOR, ANY INVESTOR, THE LENDERS UNDER THE EXIT FACILITY, OR
ANY STATUTORY COMMITTEE, OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS,
OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, OR AGENTS, FOR ANY ACT OR
OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11
CASES, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, THE PURSUIT OF CONFIRMATION
OF THE PLAN, THE

                                       70

CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO
BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT.

      THE FOREGOING EXCULPATION AND LIMITATION ON LIABILITY SHALL NOT, HOWEVER,
LIMIT, ABRIDGE, OR OTHERWISE AFFECT THE RIGHTS, IF ANY, OF THE DEBTORS OR
REORGANIZED DEBTORS TO (I) ENFORCE, SUE ON, SETTLE, OR COMPROMISE THE LITIGATION
CLAIMS RETAINED PURSUANT TO ARTICLE VI.G HEREOF, OR (II) ENFORCE OR SUE ON THE
DB FINANCING.

K.    COMMITTEES

      All statutory committees, if any, shall continue in place until the
Effective Date. Effective on the Effective Date, the duties of all statutory committees (if any have been appointed) shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional
Fees.

L.    BINDING EFFECT

      The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the
Reorganized Debtors, and all other parties-in-interest in these Chapter 11
Cases.

M.    REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

      The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization.
If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii)
any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any
Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

N.    PLAN SUPPLEMENT

      If there are any exhibits, lists, or schedules not filed with the Plan and required by the terms of the Plan, such items shall be contained in a plan supplement to be filed with the clerk of the Court at least five (5) Business
Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Court, such plan supplement may be inspected in the office of the clerk of the Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XVI.O of the Plan.

                                       71

O.    NOTICES

      Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i)
in writing, (ii) served by (a) certified mail, return receipt requested, (b)
hand delivery, (c) overnight delivery service, (d) first class mail, (e)
facsimile transmission, or (f) email immediately followed by any one of (a)
through (e) above, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile or email transmission, when received and telephonically or electronically confirmed, addressed as follows:

      PINNACLE HOLDINGS INC.
      301 North Cattlemen Road
      Suite 300
      Sarasota, Florida  34232-6427
      Fax:   (941) 364-8761
      Attn:  Steven R. Day, sday@pintowers.com
             William T. Freeman, bfreeman@pintowers.com

      with a copy to:

      HOLLAND & KNIGHT LLP
      195 Broadway
      New York, NY 10007
      Fax:   (212) 385-9010
      Attn:  Sandra E. Mayerson, Esq., smayerson@hklaw.com
             Barbra R. Parlin, Esq., brparlin@hklaw.com

      - and -

      HOLLAND & KNIGHT LLP
      400 Ashley Drive, Suite 2300
      Tampa, Florida  33602-4300
      Fax    (813) 229-0134
      Attn:  Anderson L. Baldy III, Esq., tbaldy@hklaw.com
             Chester E. Bacheller, Esq., cbachell@hklaw.com

      - and -

      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
      Four Times Square
      New York, NY 10036-6522
      Fax:   (212) 735-2000
      Attn:  Randall H. Doud, Esq., rdoud@skadden.com
             J. Gregory Milmoe, Esq., jmilmoe@skadden.com

                                       72

P.    INDEMNIFICATION OBLIGATIONS

      Except as otherwise specifically limited in this Plan, any obligations or rights of any Debtor to indemnify its present and former directors, officers, or employees pursuant to such Debtors' certificate of incorporation, By-Laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees'
service with, for, or on behalf of such Debtor, shall survive Confirmation of this Plan and remain unaffected thereby, regardless of whether such directors, officers, or employees filed proofs of claim by the applicable Bar Date, if any, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date.

Q.    PREPAYMENT

      Except as otherwise provided in this Plan or the Confirmation Order, the
Debtors shall have the right to prepay, without penalty, all or any portion of any General Unsecured Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

R.    TERM OF INJUNCTIONS OR STAYS

      Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation
Date (excluding any injunctions or stays contained in this Plan or the
Confirmation Order), shall remain in full force and effect until the Effective
Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

S.    GOVERNING LAW

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       73

Dated:  New York, New York
        June 27, 2002

                                        PINNACLE TOWERS III INC.

                                        By:  /s/ Steven R. Day
                                            ------------------------------------
                                        Name: Steven R. Day
                                        Title: Director, Chief Executive Officer

                                        PINNACLE HOLDINGS INC.,

                                        By:  /s/ Steven R. Day
                                            ------------------------------------
                                        Name: Steven R. Day
                                        Title: Director, Chief Executive Officer

                                        PINNACLE TOWERS INC.

                                        By:  /s/ Steven R. Day
                                            ------------------------------------
                                        Name: Steven R. Day
                                        Title: Director, Chief Executive Officer

                                        PINNACLE SAN ANTONIO LLC

                                        By:  /s/ Steven R. Day
                                            ------------------------------------
                                        Name: Steven R. Day
                                        Title: Director, Chief Executive Officer

Attorneys for Pinnacle Towers
III, Inc., Pinnacle Holdings
Inc., Pinnacle Towers Inc. and
Pinnacle San Antonio LLC Debtors
and Debtors-in-Possession

Holland & Knight llp

/s/ Steven R. Day
-----------------------------------
Sandra E. Mayerson, Esq. (SM-8119)
Barbra R. Parlin, Esq. (BP-4914)
195 Broadway, 24th Floor
New York, New York 10007
Telephone:  (212) 513-3200
Facsimile:  (212) 385-9010
Email:  smayerson@hklaw.com
        brparlin@hklaw.com

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